Filed Pursuant to Rule 424(b)(5)

Registration No. 333-240265

Prospectus Supplement

(To Prospectus dated August 12, 2020)

1,256,765 Common Shares

Warrants to Purchase up to 1,270,587 Common Shares

Pre-Funded Warrants to Purchase up to 155,000 Common Shares

Globus Maritime Limited

We are offering 1,256,765 of our common shares, par value $0.004 per share, and warrants to purchase up to 1,270,587 common shares, which we refer to in this prospectus supplement as the “Purchase Warrants,” pursuant to this prospectus supplement and the accompanying prospectus, directly to a small number of institutional investors. The common shares are being sold to each investor together with a Purchase Warrant to purchase 90% of the common shares purchased by such investor. The exercise price of each Purchase Warrant will equal $8.50 per share. Each Purchase Warrant will be immediately exercisable for a five and a half year period after the date of issuance. Our common shares and the Purchase Warrants will be issued separately, but will be purchased together in this offering.

We are also offering pre-funded warrants to purchase an aggregate of 155,000 common shares, or the “Pre-Funded Warrants,” in lieu of common shares. The Pre-Funded Warrants are being sold to each investor together with a Purchase Warrant to purchase 90% of the Pre-Funded Warrants purchased by such investors. Each Pre-Funded Warrant is exercisable for one common share. The purchase price of each Pre-Funded Warrant and accompanying Purchase Warrant is equal to the price at which a common share and accompanying Purchase Warrant is sold in this offering, minus $0.01, and the exercise price of each Pre-Funded Warrant is $0.01 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. In this prospectus supplement, we refer to the Purchase Warrants and the Pre-Funded Warrants together as the “Warrants.” This prospectus supplement also relates to the offering of common shares issuable upon exercise of such Warrants.

We have engaged Maxim Group LLC, or the placement agent, as our exclusive placement agent in connection with this offering.

Our common shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “GLBS.” There is no established trading market for any of the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 4 of the accompanying prospectus and in our annual report on Form 20-F for the fiscal year ended December 31, 2019, which is incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.

We have retained Maxim Group LLC (whom we refer to herein as the Placement Agent) as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our common shares in this offering. The Placement Agent is not selling any of our common shares pursuant to this prospectus supplement or the accompanying prospectus. We expect that delivery of our common shares being offered pursuant to this prospectus supplement will be made to the investors in this offering on or about December 9, 2020, subject to customary closing conditions.

	Per Share and Accompanying Purchase Warrant	Per Pre-Funded Warrant and Accompanying Purchase Warrant	Total
Public offering price	$8.50	8.49	$11,998,452.50
Placement Agent’s fees (1)	$0.595	0.5943	$840,000.18
Proceeds, before expenses, to the Company	$7.905	7.8957	$11,158,452.32

(1)       We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds. In addition, we have agreed to pay certain expenses and advances of the Placement Agent, as discussed under “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

The date of this prospectus supplement is December 7, 2020

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, gives more general information and disclosure about the securities we may offer from time to time, some of which does not apply to this offering of common shares. When we refer to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated into each by reference include important information about us and the common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus before investing in our common shares.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with information that is different from the foregoing. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, all references to “$” and “dollars” in this prospectus supplement are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with International Financial Reporting Standards (IFRS). We have a fiscal year end of December 31.

S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes “forward-looking statements,” as defined by U.S. federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts or that are not present facts or conditions. Forward-looking statements and information can generally be identified by the use of forward-looking terminology or words, such as “anticipate,” “approximately,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “ongoing,” “pending,” “perceive,” “plan,” “potential,” “predict,” “project,” “seeks,” “should,” “views” or similar words or phrases or variations thereon, or the negatives of those words or phrases, or statements that events, conditions or results “can,” “will,” “may,” “must,” “would,” “could” or “should” occur or be achieved and similar expressions in connection with any discussion, expectation or projection of future operating or financial performance, costs, regulations, events or trends. The absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements and information are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

The forward-looking statements in this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward- looking statements.

In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:

•	changes in shipping industry trends, including charter rates, vessel values and factors affecting vessel supply and demand;

•	changes in seaborne and other transportation patterns;

•	changes in the supply of or demand for dry bulk commodities, including dry bulk commodities carried by sea, generally or in particular regions;

•	the strength of world economies;

•	the stability of Europe and the Euro;

•	fluctuations in interest rates and foreign exchange rates;

•	changes in the number of newbuildings under construction in the dry bulk shipping industry;

•	changes in the useful lives and the value of our vessels and the related impact on our compliance with loan covenants;

•	the aging of our fleet and increases in operating costs;

•	changes in our ability to complete future, pending or recent acquisitions or dispositions;

•	changes to our financial condition and liquidity, including our ability to pay amounts that we owe and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities;

•	risks related to our business strategy, areas of possible expansion or expected capital spending or operating expenses;

•	changes in the availability of crew, number of off-hire days, classification survey requirements and insurance costs for the vessels in our fleet;

•	changes in our relationships with our contract counterparties, including the failure of any of our contract counterparties to comply with their agreements with us;

•	loss of our customers, charters or vessels;

•	damage to our vessels;

•	potential liability from future litigation and incidents involving our vessels;

•	our future operating or financial results;

•	our ability to continue as a going concern;

•	acts of terrorism, other hostilities, pandemics or other calamities (including, without limitation, the worldwide novel coronavirus outbreak of 2020);

S-ii

•	changes in global and regional economic and political conditions;

•	our ability to continue as a going concern;

•	potential exposure or loss from investment in derivative instruments;

•	potential conflicts of interest involving our Chief Executive Officer, the Chairman of our board of directors, or their family and other members of our senior management;

•	changes in governmental rules and regulations or actions taken by regulatory authorities, particularly with respect to the dry bulk shipping industry; and

•	other factors listed from time to time in this prospectus supplement, registration statements, reports or other materials that we have filed with or furnished to the Commission, including our most recent annual report on Form 20-F, which is incorporated by reference into this prospectus supplement.

These factors could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results or developments. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

S-iii

ENFORCEABILITY OF CIVIL LIABILITIES

We a Republic of the Marshall Islands corporation and our principal executive offices are located outside the United States. The majority of the directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that courts of such jurisdictions would enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

S-iv

SUMMARY

This summary highlights certain information that appears elsewhere in this prospectus supplement or in documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our financial statements and the related notes and the information in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” As an investor or prospective investor, you should also review carefully the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference herein.

Unless the context otherwise requires, as used in this prospectus supplement, the terms “Company”, “Globus”, “we”, “us”, and “our” refer to Globus Maritime Limited and all of its subsidiaries, and “Globus Maritime Limited” refers only to Globus Maritime Limited and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of our vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Our reporting currency is the U.S. dollar and all references in this prospectus to “$” or “dollars” are to U.S. dollars and financial information presented in this prospectus is derived from the financial statements incorporated by reference in this prospectus that were prepared in accordance with international financial reporting standards, or IFRS.

Overview

We are an integrated international owner and operator of dry bulk vessels, focusing on the Panamax, Kamsarmax, and Supramax sectors, providing marine transportation services on a worldwide basis. We currently own six dry bulk vessels, four Supramaxes, one Kamsarmax, and one Panamax, with 381,738 dwt carrying capacity and those six ships (one of which we acquired in October 2020) have an average age of 10.9 years as of September 30, 2020 and an average age of 11.1 years as of December 7, 2020. We own each of our vessels through separate, wholly owned subsidiaries, five of which are incorporated in the Marshall Islands, and one of which is incorporated in Malta. All of our Supramax vessels are geared. Geared vessels can operate in ports with minimal shore-side infrastructure. Due to the ability to switch between various dry bulk cargo types and to service a wider variety of ports, the day rates for geared vessels tend to have a premium. Our vessels can carry the majority of dry bulk commodities such as, coal, finished steel products, as well as minerals such as, iron ore, chromium ore, and nickel ore. In addition, we are also engaged in the carriage of agribulks such as grains, soy bean, rice, and sugar. Our fleet operates on a worldwide basis with presence in both the Pacific and Atlantic oceans.

Our operations are managed by our Attica, Greece-based wholly owned subsidiary, Globus Shipmanagement Corp., which we refer to as our Manager, which provides in-house commercial and technical management for our vessels and provided consulting services for an affiliated ship-management company. Our Manager has entered into a ship management agreement with each of our wholly owned vessel-owning subsidiaries. Virtually all aspects of our vessels are managed in-house including managing day-to-day vessel operations, such as supervising the crewing, supplying, maintaining of vessels and other services. We believe that by having these critical management functions in-house provides efficiency, fast reaction times, good communication among departments and effective cost management.

We intend to grow our fleet through timely and selective acquisitions of modern vessels in a manner that we believe will provide an attractive return on equity and will be accretive to our earnings and cash flow based on anticipated market rates at the time of purchase. Additionally, we may target asset divestitures in line with our strategy as we look to grow and modernize our fleet. There is no guarantee however, that we will be able to find suitable vessels to purchase or that such vessels will provide an attractive return on equity or be accretive to our earnings and cash flow.

Our company was incorporated in 2006 in Jersey, and in 2010 we redomiciled into the Republic of the Marshall Islands.

Our Fleet

Our Current Fleet

Vessel	Year Built	Flag	Direct Owner	Shipyard	Vessel Type	Type of Employment	Delivery Date	Carrying Capacity (dwt)
m/v River Globe	2007	Marshall Islands	Devocean Maritime Ltd.	Yangzhou Dayang	Supramax	Spot	December 2007	53,627
m/v Sky Globe	2009	Marshall Islands	Domina Maritime Ltd.	Taizhou Kouan	Supramax	Spot	May 2010	56,855
m/v Star Globe	2010	Marshall Islands	Dulac Maritime S.A.	Taizhou Kouan	Supramax	Spot	May 2010	56,867
m/v Moon Globe	2005	Marshall Islands	Artful Shipholding S.A.	Hudong-Zhonghua	Panamax	Spot	June 2011	74,432
m/v Sun Globe	2007	Malta	Longevity Maritime Limited	Tsuneishi Cebu	Supramax	Spot	September 2011	58,790
m/v Galaxy Globe	2015	Marshall Islands	Serena Maritime Limited	Hudong-Zhonghua	Kamsarmax	Fixed	October 2020	81,167
							Ave. Age: 10.9*	Total dwt: 381,738

*As of September 30, 2020

Our fleet is currently comprised of a total of six dry bulk vessels consisting of one Panamax, one Kamsarmax and four Supramaxes. The weighted average age of the vessels we own (including one ship that we acquired in October 2020) had an average age of 10.9 years as of September 30, 2020 and an average age of 11.1 years as of December 7, 2020, and their carrying capacity is 381,738 dwt.

M/V Sky Globe, Star Globe, River Globe, Sun Globe are Supramax vessels that primarily trade in the Far East, Indian Ocean, South America and the Persian Gulf. The vessels are engaged in the coal, ore and agribulk trades.

M/V Moon Globe is a Panamax and trades primarily in the East Coast of South America, the Far East and the Mediterranean. The vessel is primarily engaged in ore and agribulk trading.

M/V Galaxy Globe is a Kamsarmax and is fixed on a charter that sails primarily in Europe.

All the above-mentioned vessels are operating in the spot market or on short period charters, except for m/v Galaxy Globe, which is on a 10-14 month fixed charter that commenced in November 2020.

Recent Developments

On October 21, 2020, we effected a 1-for-100 reverse stock split which reduced number of outstanding common shares from 175,675,651 to 1,756,720 shares (adjustments were made based on fractional shares). Unless otherwise noted, all historical share numbers and per share amounts, including common shares, preferred shares and warrants, have been adjusted to give effect to this reverse split.

On October 29, 2020, we took possession of M/V Galaxy Globe, a 81,167 dwt Kamsarmax vessel built in 2015 that we acquired for $18.4 million. We subsequently chartered M/V Galaxy Globe on a 10-14 month charter, which is expected to generate gross revenue of approximately $3,200,000 assuming the charter continues for the minimum scheduled period and approximately $4,900,000 if the charter continues for the maximum period, in each case assuming no offhire days.

On December 3, 2020, we agreed to increase the consultancy fees of Goldenmare Limited, an affiliated entity of our Chief Executive Officer, from €200,000 to €400,000 per annum and the Company’s board of directors approved the payment of a one-time cash bonus of $1.5 million to the Chief Executive Officer pursuant to his consultancy agreement. The increase in annual compensation and one-time cash bonus were approved by the Audit Committee, comprising the independent members of our board of directors. The timing of the payment of the one-time bonus remains at the discretion of the Company.

Corporate Information

We originally incorporated as Globus Maritime Limited on July 26, 2006 pursuant to the Companies (Jersey) Law 1991 (as amended) and re-domiciled into the Marshall Islands on November 24, 2010. Our registered address is Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our registered agent in the Republic of the Marshall Islands is The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our principal executive office is located at 128 Vouliagmenis Avenue, 3rd Floor, 166 74 Glyfada, Attica, Greece. Our telephone number is +30 210 960 8300. Our corporate website address is http://www.globusmaritime.gr. The information contained on or accessed through our website does not constitute part of, and is not incorporated into, this prospectus. The Commission maintains a website that contains reports, proxy and information statements, and other information that we and other issuers file electronically at http://www.sec.gov.

THE OFFERING

Issuer	Globus Maritime Limited

Common shares outstanding as of the date of this prospectus supplement	1,756,720 common shares

Common Shares offered by us	1,256,765 common shares

Purchase Warrants offered by us	We are also offering Purchase Warrants to purchase up to 1,270,587 common shares. The exercise price of each Purchase Warrant will be $8.50 per share. Each Purchase Warrant will be immediately exercisable for a 5.5 year period after the date of issuance. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of such Purchase Warrants. See “Description of Securities We Are Offering” for a discussion on the terms of the Purchase Warrants.

Pre-Funded Warrants offered by us	In lieu of common shares, we are also offering Pre-Funded Warrants to purchase up to 155,000 common shares to certain purchasers whose purchase of shares in this offering would otherwise result in the institutional investor, together with its affiliates, beneficially owning more than 4.99% (or, upon election by the Purchaser prior to the issuance of any Warrants or Pre-Funded Warrants, 9.99%) of the number of Common Shares outstanding (the “Beneficial Ownership Maximum”). The purchase price of each Pre-Funded Warrant is equal to the price at which the share of common stock is being sold in this offering, minus $0.01, and the exercise price of each Pre-Funded Warrant is $0.01 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of the Pre-Funded Warrants sold in this offering. See “Description of Securities We Are Offering” for a discussion on the terms of the Pre-Funded Warrants.

Common Shares outstanding after this offering(1)	3,168,485 common shares (assuming the full exercise of the Pre-Funded Warrants and before exercise of the Purchase Warrants).

Trading Market	Our common shares are listed on the Nasdaq Capital Market under the symbol “GLBS.” There is no established public trading market for the Purchase Warrants or the Pre-Funded Warrants, which we collectively call the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Use of Proceeds	We intend to use all of the net proceeds of this offering for general corporate purposes which may include, among other things, prepaying debt or partially funding the acquisition of modern dry bulk vessels in accordance with our growth strategy. However, we do not currently have definitive plans for any debt prepayments nor have we identified any potential acquisitions, and we can provide no assurance that we will be able to complete any debt prepayment or the acquisition of any vessel that we are able to identify. We expect that the net proceeds of this offering will be approximately $11 million net of the Placement Agent’s fees and other estimated offering expenses.

Risk factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, for a discussion of risks you should carefully consider before investing in our securities.

The number of our common shares that will be outstanding immediately after this offering as shown above excludes the Purchase Warrants being offered in this Offering and:

•	833,333 common shares issuable upon exercise of the July PP Warrants (at an exercise price of at $18 per share) issued in a private placement that closed on July 21, 2020 and expire in January 2026;

•	458,500 common shares issuable upon exercise of the June PP Warrants (at an exercise price of $18 per share) issued in a private placement that closed on June 30, 2020 and expire in December 2025; and

•	388,700 common shares issuable upon the exercise of outstanding Class A Warrants (at an exercise price of $35 per share) which expire in June 2025.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth certain selected consolidated financial and operating data. The selected consolidated financial data as of and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 are derived from our audited consolidated financial statements, which have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. The data set forth below should be read in conjunction with “Item 5.  Operating and Financial Review and Prospects” and our audited consolidated financial statements, related notes and other financial information included elsewhere in our annual report on Form 20-F for the year 2019, which is incorporated herein by reference and in our annual reports for the years 2017 and 2018. The data for the years 2015 and 2016 are included in prior year annual reports on Form 20-F. The unaudited historical data for the nine month period ended September 30, 2020 is derived from our condensed consolidated financial statements, which are incorporated by reference herein from our Report on Form 6-K reporting operating results for the nine month period ended September 30, 2020, furnished to the SEC on December 4, 2020. Results of operations in any period are not necessarily indicative of results in any future period. The information set forth below should also be read in conjunction with “Capitalization.”

On October 20, 2016, we effected a four-for-one reverse stock split which reduced the number of outstanding common shares from 10,510,741 to 2,627,674 shares (adjustments were made based on fractional shares). On October 15, 2018, we effected a ten-for-one reverse stock split which reduced the number of outstanding common shares from 32,065,077 to 3,206,495 shares (adjustments were made based on fractional shares). On October 21, 2020, we effected a 100-for-one reverse stock split which reduced the number of outstanding common shares from 175,675,671 to 1,756,720 shares (adjustments were made based on fractional shares). As a result of these reverse stock splits, there was no change in the number of authorized shares or the par value of our common shares. All share and per share amounts disclosed herein give effect to these reverse stock splits retroactively, for all periods presented, unless otherwise noted.

	Nine months ended September 30,	Year Ended December 31,
	(Expressed in Thousands of U.S. Dollars, except per share data)
	2020	2019	2018	2017	2016	2015
Consolidated Statement of comprehensive loss
Voyage revenues(1)	7,772	15,623	17,354	13,852	8,423	12,252
Management fee income	-	-	-	31	278	-
Total Revenues	7,772	15,623	17,354	13,883	8,701	12,252

Voyage expenses(1)	(2,212)	(2,098)	(1,188)	(1,352)	(954)	(1,921)
Vessel operating expenses	(6,058)	(8,882)	(9,925)	(9,135)	(8,688)	(10,321)
Depreciation	(1,725)	(4,721)	(4,601)	(4,854)	(5,014)	(6,085)
Depreciation of drydocking costs	(1,078)	(1,704)	(1,166)	(862)	(1,005)	(1,062)
Amortization of fair value of time charter attached to vessels	-	-	-	-	-	(41)
Administrative expenses	(1,358)	(1,583)	(1,356)	(1,224)	(2,094)	(1,751)
Administrative expenses payable to related parties	(279)	(371)	(528)	(514)	(351)	(465)
Share-based payments	(30)	(40)	(40)	(40)	(50)	(60)
Impairment loss	(4,615)	(29,902)	-	-	-	(20,144)
Gain from sale of subsidiary	-	-	-	-	2,257	-
Other (expenses)/income, net	12	29	2	83	(30)	(110)
Operating (loss) before financing activities	(9,571)	(33,649)	(1,448)	(4,015)	(7,228)	(29,708)

Interest income	15	47	-	3	5	8
Interest expense and finance costs	(3,182)	(4,703)	(2,056)	(2,221)	(2,676)	(2,783)
Gain/(Loss) on derivative financial instruments	(1,647)	1,950	(131)	-	-	-
Foreign exchange gains/(losses), net	(81)	4	67	(242)	74	87

Total comprehensive loss for the year/period	(14,466)	(36,351)	(3,568)	(6,475)	(9,825)	(32,396)

Basic (loss) per share for the year(2)	(24.76)	(873.35)	(111.61)	(251.83)	(3,827.26)	(12,804.96)
Diluted (loss) per share for the year(2)	(24.76)	(873.35)	(111.61)	(251.83)	(3,827.26)	(12,804.96)
Weighted average number of common shares, basic(2)	584,158	41,622	31,972	25,713	2,567	2,530
Weighted average number of common shares, diluted(2)	584,158	41,622	31,972	25,713	2,567	2,530
Dividends declared per common share	-	-	-	-	-	-
Dividends declared per Series A Preferred Share	-	-	-	-	-	174,65

(1) In respect of the election to apply IFRS 15 fully retrospectively, prior year figures have been adjusted in order to present Voyage revenues net of address commissions. Address commissions prior to the adoption of IFRS 15 were included in Voyage expenses.

(2) These figures reflect the 4-1 reverse stock split which occurred in October 2016, the 10-1 reverse stock split which occurred in October 2018 and 100-1 reverse stock split which occurred in October 2020.

RISK FACTORS

An investment in our common shares involves a high degree of risk. Before deciding to invest in our common shares, you should carefully consider the risks described in the accompanying prospectus and under the heading “Risk Factors” beginning on page 8 of our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference into this prospectus supplement. In addition, you should carefully consider the other information in the annual report and other documents that are incorporated by reference into this prospectus supplement. See “Where You Can Find Additional Information.” The risks and uncertainties referred to above are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. In that case, you may lose all or part of your investment in the common shares.

We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We may issue additional common shares or other equity securities without shareholder approval, which would dilute our existing shareholders’ ownership interests and may depress the market price of our common shares.

We may issue additional common shares or other equity securities of equal or senior rank in the future without shareholder approval in connection with, among other things, future vessel acquisitions, the repayment of outstanding indebtedness, and the conversion of convertible financial instruments.

Our issuance of additional common shares or other equity securities of equal or senior rank in these situations would have the following effects:

•	our existing shareholders’ proportionate ownership interest in us would decrease;

•	the proportionate amount of cash available for dividends payable on our common shares could decrease;

•	the relative voting strength of each previously outstanding common share could be diminished; and

•	the market price of our common shares could decline.

In addition, we may be obligated to issue, upon exercise or conversion of outstanding agreements, warrants and credit facilities pursuant to the terms thereof:

•	833,333 common shares issuable upon exercise of the July PP Warrants (at an exercise price of at $18 per share) issued in a private placement that closed on July 21, 2020 and expire in January 2026;

•	458,500 common shares issuable upon exercise of the June PP Warrants (at an exercise price of $18 per share) issued in a private placement that closed on June 30, 2020 and expire in December 2025; and

•	388,700 common shares issuable upon the exercise of outstanding Class A Warrants (at an exercise price of $35 per share) which expire in June 2025.

In addition, we are able to draw down up to $14.2M from our $15 million credit facility with Firment Shipping Inc., which facility is permitted to be repaid in our common shares.

We also issue, on a quarterly basis, common shares to certain of our directors. In addition, in July 2020, we issued 250 of our Series B preferred shares, par value $0.001 per share, to Goldenmare Limited in return for $150,000 (50 were already issued and held by Goldenmare Limited). The $150,000 was settled by reducing, on a dollar for dollar basis, the amount payable by the Company to Goldenmare Limited pursuant to a consultancy agreement. In addition, we agreed to increase the maximum voting rights under the Series B preferred shares from 49.0% to 49.99%.

Our issuance of additional common shares upon the exercise of such warrants and credit facilities would cause the proportionate ownership interest in us of our existing shareholders, other than the exercising warrant or credit facility holder, to decrease; the relative voting strength of each previously outstanding common share held by our existing shareholders to decrease; and, depending on our share price when and if these warrants or notes are exercised, may result in dilution to our shareholders.

Future issuances or sales, or the potential for future issuances or sales, of our common shares may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.

We have issued a significant number of our common shares and may do so in the future. Shares to be issued pursuant to the exercise of our outstanding warrants, including the Warrants being issued in this offering, could cause the market price of our common shares to decline, and could have an adverse effect on our earnings per share. In addition, future sales of our common shares or other securities in the public or private markets, or the perception that these sales may occur, could cause the market price of our common shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.

Our loan agreements and other financing arrangements contain, and we expect that other future loan agreements and financing arrangements will contain, restrictive covenants that may limit our liquidity and corporate activities, which could limit our operational flexibility and have an adverse effect on our financial condition and results of operations. In addition, because of the presence of cross-default provisions in our loan agreements and financing arrangements, a default by us under one loan could lead to defaults under multiple loans.

Our loan agreements and other financial arrangements contain, and we expect that other future loan agreements and financing arrangements will contain, customary covenants and event of default clauses, financial covenants, restrictive covenants and performance requirements, which may affect operational and financial flexibility. Such restrictions could affect, and in many respects limit or prohibit, among other things, our ability to pay dividends, incur additional indebtedness, create liens, sell assets, or engage in mergers or acquisitions. These restrictions could limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities. There can be no assurance that such restrictions will not adversely affect our ability to finance our future operations or capital needs.

As a result of these restrictions, we may need to seek permission from our lenders and other financing counterparties in order to engage in some corporate actions. Our lenders’ and other financing counterparties’ interests may be different from ours and we may not be able to obtain their permission when needed. This may prevent us from taking actions that we believe are in our best interests, which may adversely impact our revenues, results of operations and financial condition.

A failure by us to meet our payment and other obligations, including our financial covenants and any security coverage requirements, could lead to defaults under our financing arrangements. Likewise, a decrease in vessel values or adverse market conditions could cause us to breach our financial covenants or security requirements (the market values of dry bulk vessels have generally experienced high volatility). In the event of a default that we cannot remedy, our lenders and other financing counterparties could then accelerate their indebtedness and foreclose on the respective vessels in our fleet. The loss of any of our vessels could have a material adverse effect on our business, results of operations and financial condition.

In the recent past, we obtained waivers and deferrals of some major financial covenants under our loan facilities with our lenders until the end of the third quarter of 2020. However, there can be no assurance that we will obtain similar waivers and deferrals from our lenders in the future, if needed, as we have obtained in the past. We are currently in compliance with all applicable financial covenants under our existing loan facilities. For more information regarding our current loan facilities, see please see “Item 5. Operating and Financial Review and Prospects – B. Liquidity and Capital Resources – Loan Arrangements” in our annual report on Form 20-F for the fiscal year ended December 31, 2019, which is incorporated by reference herein.

Because of the presence of cross-default provisions in our loan agreements, a default by us under a loan and the refusal of any one lender to grant or extend a waiver could result in the acceleration of our indebtedness under our other loans. A cross-default provision means that if we default on one loan, we would then default on our other loans containing a cross-default provision.

Pandemics such as the novel coronavirus (COVID-19) make it very difficult for us to operate in the short-term and have unpredictable long-term consequences, all of which could decrease the supply of and demand for the raw materials we transport, the rates that we are paid to carry our cargo, and our financial outlook.

On March 11, 2020, the World Health Organization declared the spread of a novel coronavirus (COVID-19) to be a global pandemic. In the name of public health, governments around the world have shuttered workplaces, restricted travel, and put in place other measures which have resulted in a dramatic decrease of economic activity, including a reduction of goods imported and exported worldwide. While some economies have begun re-opening in limited capacities, it is impossible to predict the course the virus will take, how governments would respond to a second or third wave of the virus, whether an effective vaccine can be produced economically at scale, and how the behavior of our clients will change, if at all, due to the coronavirus pandemic’s economic shock. Some experts fear that the economic consequences of COVID-19 could cause a recession that outlives the pandemic.

We have thus far been affected by COVID-19 as follows:

•	The pandemic had a negative impact on our voyage revenues for the nine-month period ended September 30, 2020, which reached $7.8 million compared to $11.9 million for the same period in 2019. The 35% decrease in voyage revenues is attributed to the low freight rates achieved in the nine-month period ended September 30, 2020 due to the outbreak of COVID-19 virus.

•	Based upon increased volatility in the charter market and its effect on the recoverability of the carrying amount for our vessels, we concluded that the pandemic may have trigged the impairment of our vessels. We performed an impairment assessment of our vessels by comparing the discounted projected net operating cash flows for each vessel to its carrying value. As of March 31, 2020, we concluded that the recoverable amounts of the vessels were lower than their carrying amounts and recorded an impairment loss of $4.6 million. For the second and third quarter of 2020, we have re-assessed impairment indicators and performed an impairment test on the recoverability of the carrying amount of its vessels using discounted projected net operating cash flows for each vessel and concluded that no further impairment of its vessels should be recorded or previously recognized impairment should be reversed.

•	Our vessels have been subject to quarantine checks upon arriving at certain ports. This has functionally limited the amount of cargo that the Company (and its competitors) are able to move because countries worldwide have imposed quarantine checks on arriving vessels, which have caused delays in loading and delivery of cargoes.

•	Due to quarantine restrictions placed on persons and additional procedures using commercial aviation and other forms of public transportation, our crew has had difficulty embarking and disembarking on our ships. This has not thus far functionally affected our ability to crew our vessels.

We expect that pandemics generally, including the current novel coronavirus pandemic, could affect our business in the following ways, among others:

(1)	Pandemics generally reduce the demand for goods worldwide without a commensurate corresponding change in the number of vessels worldwide, thereby increasing competition for cargo and decreasing the market price for transporting dry bulk products.

(2)	Countries could impose quarantine checks and hygiene measures on arriving vessels, which functionally reduce the amount of cargo that we and our competitors are able to move by causing delays in loading and delivery of cargo.

(3)	The process of buying, selling, and maintaining vessels is made more onerous and time-intensive. For instance, delays may be caused at shipyards for newbuildings, drydocks and other works, in vessel inspections and related certifications by class societies, customers or government agencies, as well as delays and shortages or a lack of access to required spare parts and lack of berths or shortages in labor, which may in turn delay any repairs to, scheduled or unscheduled maintenance or modifications, or drydocking of, our vessels.

(4)	We have a decrease in productivity, generally, as people—including our office employees and crews, as well as our counterparties—get sick and take time off from work. We are particularly vulnerable to our crew members getting sick, as if even one of our crew members gets sick, local authorities could require us to detain and quarantine the ship and its crew for an unspecified amount of time, disinfect and fumigate the vessels, or take similar precautions, which would add costs, decrease our utilization, and substantially disrupt our cargo operations. If a vessel’s entire crew fell seriously ill, we may have substantial difficulty operating its vessel and may necessitate extraordinary external aid.

(5)	International transportation of personnel could be limited or otherwise disrupted. In particular, our crews generally work on a rotation basis, relying largely on international air transport for crew changes plan fulfillment. Any such disruptions could impact the cost of rotating our crew, and possibly impact our ability to maintain a full crew synthesis onboard all our vessels at any given time. It may also be difficult for our in-house technical teams to travel to ship yards to observe vessel maintenance, and we may need to hire local experts, which local experts may vary in skill and are difficult to supervise remotely, to conduct work we ordinarily address in-house.

(6)	Governments impose new regulations, directives or practices, which we may be obligated to implement at our own expense.

(7)	Any or all of the foregoing could lead our charterers to try to invoke force majeure clauses.

(8)	Credit tightening or declines in global financial markets, including to the prices of our publicly traded securities and the securities of our peers, could make it more difficult for us to access capital, including to finance our existing debt obligations.

Any of these public health threats and related consequences could adversely affect our financial results.

It is too early to assess the full long-term impact of the ongoing novel coronavirus pandemic on global markets, and particularly on the shipping industry. It may take some time to materialize and may not be fully reflected in the results for the year ending December 31, 2020.

The superior voting rights of our Series B preferred shares limits the ability of our common shareholders to control or influence corporate matters, and the interests of the holder of such shares could conflict with the interests of our other shareholders.

While our common shares have one vote per share, each of our 300 Series B preferred shares presently outstanding has 25,000 votes per share; however, the voting power of the Series B preferred shares is limited such that no holder of Series B preferred shares may exercise voting rights pursuant to any Series B preferred shares that would result in the total number of votes a holder is entitled to vote on any matter submitted to a vote of shareholders of the Company to exceed 49.99% of the total number of votes eligible to be cast on such matter. The Series B preferred shares, however, have no dividend rights or distribution rights, other than the right upon dissolution to receive a priority payment equal to the par value per of $0.001 per share.

After the offering described within this prospectus and until such time that we issue a significant number of securities, Goldenmare Limited, a company affiliated with our Chief Executive Officer, can therefore control 49.99% of the voting power of our outstanding capital stock. Until such time, Goldenmare Limited will have substantial control and influence over our management and affairs and over matters requiring shareholder approval, including the election of directors and significant corporate transactions, even though Goldenmare Limited owns significantly less than 50% of the Company economically.

The superior voting rights of our Series B preferred shares limit our common shareholders’ ability to influence corporate matters. The interests of the holder of the Series B preferred shares may conflict with the interests of our common shareholders, and as a result, we may take actions that our common shareholders do not view as beneficial. Any such conflicts of interest could adversely affect our business, financial condition and results of operations, and the trading price of our common shares.

We further note that our articles permit any action which may or is required by the BCA to be taken at a meeting of the shareholders to be authorized by consents in writing signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Presently and until and unless we issue a significant number of securities, Goldenmare Limited, a company affiliated with our Chief Executive Officer, holds Series B Preferred Shares controlling 49.99% of the voting power of our outstanding capital stock. Goldenmare could, together with shareholders possessing a relatively small number of shares, act by written consent in lieu of a meeting and authorize major transactions on behalf of the Company, all without calling a meeting of shareholders.

Provisions of our articles of incorporation and bylaws may have anti-takeover effects, which could depress the trading price of our common shares.

Several provisions of our articles of incorporation and bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire our company. However, these anti-takeover provisions could also discourage, delay or prevent the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and the removal of incumbent officers and directors, which could affect the desirability of our shares and, consequently, our share price.

Multi Class Stock.

Our multi-class stock structure, which consists of common shares, Class B common shares, and preferred shares, can provide holders of our Class B common shares or preferred shares a significant degree of control over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, because our different classes of shares can have different numbers of votes.

For instance, while our common shares have one vote on matters before the shareholders, each of our 300 outstanding Series B preferred shares has 25,000 votes on matters before the shareholders; provided however, that no holder of Series B preferred shares may exercise voting rights pursuant to any Series B preferred shares that would result in the total number of votes a holder is entitled to vote on any matter submitted to a vote of shareholders of the Company to exceed 49.99% of the total number of votes eligible to be cast on such matter. No Class B common shares are presently outstanding, but if and when we issue any, each Class B common share will have 20 votes on matters before the shareholders.

At present, and until a substantial number of additional securities are issued, our holder of Series B preferred shares exerts substantial control of the Company’s votes and is able to exert substantial control over our management and all matters requiring shareholder approval, including electing directors and significant corporate transactions, such as a merger. Such holder’s interest could differ from yours.

Blank Check Preferred Shares.

Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 100 million “blank check” preferred shares, almost all of which currently remain available for issuance. Our board could authorize the issuance of preferred shares with voting or conversion rights that could dilute the voting power or rights of the holders of common shares, in addition to preferred shares that are already outstanding. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us or the removal of our management and may harm the market price of our common shares.

Classified Board of Directors.

Our articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms beginning upon the expiration of the initial term for each class. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for up to two years.

Election of Directors.

Our articles of incorporation do not provide for cumulative voting in the election of directors. Our bylaws require parties, other than the chairman of the board of directors, board of directors and shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, to provide advance written notice of nominations for the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations.

Our bylaws provide that shareholders, other than shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days or more than 180 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede a shareholder’s ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Calling of Special Meetings of Shareholders

Our bylaws provide that special meetings of our shareholders may be called only by the chairman of our board of directors, by resolution of our board of directors or by holders of 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote at such meeting.

Action by Written Consent in Lieu of a Meeting

Our articles permit any action which may or is required by the BCA to be taken at a meeting of the shareholders to be authorized by consents in writing signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Presently and until and unless we issue a significant number of securities, Goldenmare Limited, a company affiliated with our Chief Executive Officer, holds Series B Preferred Shares controlling 49.99% of the voting power of our outstanding capital stock. Goldenmare could, together with shareholders possessing a relatively small number of shares, act by written consent in lieu of a meeting and authorize major transactions on behalf of the Company, all without calling a meeting of shareholders.

USE OF PROCEEDS

We intend to use all of the net proceeds of this offering for general corporate purposes which may include, among other things, prepaying debt or partially funding the acquisition of modern dry bulk vessels in accordance with our growth strategy. However, we do not currently have definitive plans for any debt prepayments nor have we identified any potential acquisitions, and we can provide no assurance that we will be able to complete any debt prepayment or the acquisition of any vessel that we are able to identify. We expect that the net proceeds of this offering will be approximately $11 million net of the Placement Agent’s fees and other estimated offering expenses.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2020:

●     on an actual basis; and

●     on an as adjusted basis to give effect to the sale of securities in this offering.

There have been no significant adjustments to our capitalization since September 30, 2020, other than the adjustments described above. The historical data in the table is derived from, and should be read in conjunction with, our historical consolidated financial statements incorporated by reference into this prospectus supplement. You should also read this table in conjunction with the information in the section entitled “Operating and Financial Review and Prospects” included in our annual report on Form 20-F, incorporated by reference herein.

	Actual	As Adjusted (unaudited)
	(dollars in thousands except per share and share data)
Capitalization:
EnTrust Loan Facility	$37,000	$37,000
Total debt (including current portion)	$37,000	$37,000
Preferred shares, $0.001 par value; 100,000,000 shares authorized, none issued*, actual and adjusted	—	—
Common shares, $0.004 par value; 500,000,000 shares authorized, 1,756,720 shares issued and outstanding actual, 3,168,485 shares issued and outstanding as adjusted	$7	$13
Class B Shares, $0.001 par value; 100,000 shares authorized, none issued, actual and adjusted	—	—
Series B Preferred Shares, $0.001 par value; 300 issued actual and as adjusted	—	—
Share premium	$184,129	$195,132
Accumulated deficit	$(150,114)	$(150,114)
Total shareholders’ equity	$34,022	$45,031
Total capitalization	$71,022	$82,031

Except as otherwise noted, all information in this prospectus supplement reflects and assumes no exercise of Class A Warrants, the June PP Warrants, the July PP Warrants or the Warrants being issued in this offering. All figures above reflect the 1-100 reverse stock split which occurred on October 21, 2020.

*Excludes 300 Series B Preferred Shares accounted for elsewhere in this table.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Shares

The following summary description of our capital stock is not complete and is qualified by reference to the full text of our amended and restated articles of incorporation and our amended and restated bylaws. The Business Corporations Act of the Republic of the Marshall Islands, or the BCA, may also affect the terms of our capital stock.

For purposes of the following description of capital stock, references to “us”, “we” and “our” refer only to Globus Maritime Limited and not any of its subsidiaries. All references herein to our “articles of incorporation” and “bylaws” are references to our amended and restated articles of incorporation and amended and restated bylaws, as the same may be amended from time to time.

Purpose

Our objects and purposes, as provided in Section 1.3 of our articles of incorporation, are to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA.

Authorized Capitalization

The authorized number of shares of us consist of (1) 500,000,000 common shares, par value $0.004 per share, (2) 100,000,000 Class B common shares, par value $0.001 per share, which we refer to as the Class B shares, and (3) 100,000,000 preferred shares, par value $0.001 per share, which we refer to as the preferred shares No Class B shares have yet been issued. Our articles of incorporation require us at all times to reserve and keep available, out of our authorized but unissued common shares, such number of common shares as would become issuable upon the conversion of all Class B shares then outstanding.

Two series of preferred shares have been designated. No Series A preferred shares and 300 Series B preferred shares are presently outstanding. There is no limitation on the right to own securities or the rights of non-resident shareholders to hold or exercise voting rights on our securities under Marshall Islands law or our articles of incorporation or bylaws. All of our shares are in registered form. Our articles of incorporation do not permit the issuance of bearer shares. We do not hold any of our shares in treasury.

We have financed our operations through funds raised in public and private placements of common shares and through debt. We also issued shares to our directors, officers and employees.

Common Shares, Class B Shares, and Series B Preferred Shares

Generally, Marshall Islands law provides that the holders of a class of stock of a Marshall Islands corporation are entitled to a separate class vote on any proposed amendment to the relevant articles of incorporation that would change the aggregate number of authorized shares or the par value of that class of shares or alter or change the powers, preferences or special rights of that class so as to affect the class adversely. Except as described below, holders of our common shares, Series B preferred shares, and Class B shares have equivalent economic rights, but holders of our common shares are entitled to one vote per share while holders of our Class B shares are entitled to 20 votes per share and the holder of our Series B preferred shares is entitled to 25,000 votes per share (subject to the limitation described in “Preferred Shares” below). Each holder of Class B shares (not including the Company and the Company’s subsidiaries) may convert, at its option, any or all of the Class B shares held by such holder into an equal number of common shares.

Except as otherwise provided by the BCA, holders of our common shares, Class B shares, and Series B preferred shares will vote together as a single class on all matters submitted to a vote of shareholders, including the election of directors.

The rights, preferences and privileges of holders of our shares are subject to the rights of the holders of our Series B preferred shares and any preferred shares which we may issue in the future.

Holders of our common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities.

Preferred Shares

Our articles of incorporation authorize our board of directors to establish and issue up to 100 million preferred shares and to determine, with respect to any series of preferred shares, the rights and preferences of that series, including:

•	the designation of the series;

•	the number of preferred shares in the series;

•	the preferences and relative participating option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting rights, if any, of the holders of the series.

In April 2012 we issued an aggregate of 3,347 (number not adjusted for any reverse stock splits) Series A Preferred Shares to two persons who were then executive officers, but as of the date hereof no Series A Preferred Shares are outstanding. The holders of our Series A Preferred Shares were entitled to receive, if funds were legally available, dividends payable in cash in an amount per share to be determined by unanimous resolution of our Remuneration Committee, in its sole discretion. Our board of directors or Remuneration Committee determined whether funds were legally available under the BCA for such dividend. Any accrued but unpaid dividends did not bear interest. Except as may be provided in the BCA, holders of our Series A Preferred Shares did not have any voting rights. Upon our liquidation, dissolution or winding up, the holders of our Series A Preferred Shares were entitled to a preference in the amount of the declared and unpaid dividends, if any, as of the date of liquidation, dissolution or winding up. Our Series A Preferred Shares were not convertible into any of our other capital stock. The Series A Preferred Shares were redeemable at the written request of the Remuneration Committee, at par value plus all declared and unpaid dividends as of the date of redemption plus any additional consideration determined by a unanimous resolution of the Remuneration Committee. We redeemed and cancelled 780 Series A Preferred Shares in January 2013 and the remaining 2,567 were redeemed and cancelled in July 2016. (These figures do not reflect any of our reverse stock splits which occurred afterwards.)

On June 12, 2020, we entered into a stock purchase agreement and issued 50 newly-designated Series B Preferred Shares, par value $0.001 per share, to Goldenmare Limited, a company controlled by our Chief Executive Officer, Athanasios Feidakis, in return for $150,000. In July 2020, we issued an additional 250 Series B preferred shares to Goldenmare Limited in return for another $150,000. The $150,000 was settled, in each instance, by reducing, on a dollar for dollar basis, the amount payable by the Company to Goldenmare Limited pursuant to a consultancy agreement. In addition, in July 2020 we increased the maximum voting rights under the Series B preferred shares from 49.0% to 49.99%.

The issuances of the Series B preferred shares to Goldenmare Limited were each approved by an independent committee of the Board of Directors of the Company, which in each case received a fairness opinion from an independent financial advisor that the transaction was for a fair value.

The Series B preferred shares have the following characteristics:

Voting. To the fullest extent permitted by law, each Series B preferred share entitles the holder hereof to 25,000 votes per share on all matters submitted to a vote of the shareholders of the Company, provided however, that no holder of Series B preferred shares may exercise voting rights pursuant to Series B preferred shares that would result in the aggregate voting power of any beneficial owner of such shares and its affiliates (whether pursuant to ownership of Series B preferred shares, common shares or otherwise) to exceed 49.99% of the total number of votes eligible to be cast on any matter submitted to a vote of shareholders of the Company. To the fullest extent permitted by law, the holders of Series B preferred shares shall have no special voting or consent rights and shall vote together as one class with the holders of the common shares on all matters put before the shareholders.

Conversion. The Series B preferred shares are not convertible into common shares or any other security.

Redemption. The Series B preferred shares are not redeemable.

Dividends. The Series B preferred shares have no dividend rights.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, the Series B preferred shares are entitled to receive a payment with priority over the common shareholders equal to the par value of $0.001 per share. The Series B preferred shareholder has no other rights to distributions upon any liquidation, dissolution or winding up of the Company.

Transferability. All issued and outstanding Series B preferred shares must be held of record by one holder, and the Series B preferred shares shall not be transferred without the prior approval of our Board of Directors.

Proportional Adjustment. In the event the Company (i) declares any dividend on its common shares, payable in common shares, (ii) subdivides the outstanding common shares or (iii) combines the outstanding common shares into a smaller number of shares, there shall be a proportional adjustment to the number of outstanding Series B preferred shares.

Liquidation

In the event of our dissolution, liquidation or winding up, whether voluntary or involuntary, after payment in full of the amounts, if any, required to be paid to our creditors, the payment of the par value of $0.001 per share to the holder of our Series B Preferred Shares, and the holders of preferred shares, our remaining assets and funds shall be distributed pro rata to the holders of our common shares and Class B shares, and the holders of common shares and the holders of Class B shares shall be entitled to receive the same amount per share in respect thereof. Other than their receipt of the par value of $0.001 per Series B preferred share, the holder of our Series B Preferred Shares do not participate in distributions upon liquidation.

Dividends

Declaration and payment of any dividend is subject to the discretion of our board of directors. The timing and amount of dividend payments to holders of our shares will depend on a series of factors and risks described under “Risk Factors” in our annual report on Form 20-F and in prospectuses we may file from time to time, and includes risks relating to earnings, financial condition, cash requirements and availability, restrictions in our current and future loan arrangements, the provisions of the Marshall Islands law affecting the payment of dividends and other factors. The BCA generally prohibits the payment of dividends other than from surplus or while we are insolvent or if we would be rendered insolvent upon paying the dividend.

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common shares and Class B shares will be entitled to share equally (pro rata based on the number of shares held) in any dividends that our board of directors may declare from time to time out of funds legally available for dividends. Series B preferred shares do not participate in dividends.

Conversion

Our common shares are not convertible into any other shares of our capital stock. Each of our Class B shares is convertible at any time at the election of the holder thereof into one of our common shares. We may reissue or resell any Class B shares that shall have been converted into common shares. Neither the Common Shares nor the Class B Shares may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each such class of Common Stock.

Directors

Our directors are elected by the vote of the plurality of the votes cast by shareholders entitled to vote in the election. Our articles of incorporation provide that our board of directors must consist of at least three members. Shareholders may change the number of directors only by the affirmative vote of holders of a majority of the total voting power of our outstanding capital stock (subject to the rights of any holders of preferred shares). The board of directors may change the number of directors by a majority vote of the entire board of directors.

No contract or transaction between us and one or more of our directors or officers will be void or voidable solely for the following reason, or solely because the director or officer is present at or participates in the meeting of our board of directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if (1) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the board of directors or committee, and the board of directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director, or, if the votes of the disinterested directors are insufficient to constitute an act of the board, by unanimous vote of the disinterested directors; or (2) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

Our board of directors has the authority to fix the compensation of directors for their services.

Classified Board of Directors

Our articles of incorporation provide for a board of directors serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year.

Removal of Directors; Vacancies

Our articles of incorporation provide that directors may be removed with or without cause upon the affirmative vote of holders of a majority of the total voting power of our outstanding capital stock. Our articles of incorporation also permit the removal of directors for cause upon the affirmative vote of 66-2/3% of the members of the board of directors then in office. Our bylaws require parties to provide advance written notice of nominations for the election of directors other than the board of directors and shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote.

No Cumulative Voting

Our articles of incorporation prohibit cumulative voting.

Shareholder Meetings

Under our bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by the chairman of our board of directors, by resolution of our board of directors or by holders of 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote at such meeting. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting.

Dissenters’ Right of Appraisal and Payment

Under the BCA, our shareholders may have the right to dissent from various corporate actions, including certain amendments to our articles of incorporation and certain mergers or consolidations or the sale or exchange of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares, subject to exceptions. The right of a dissenting shareholder to receive payment of the fair value of his shares is not available for the shares of any class or series of stock, which shares at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders to act upon the agreement of merger or consolidation or any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual course of its business, were either (1) listed on a securities exchange or admitted for trading on an interdealer quotation system or (2) held of record by more than 2,000 holders. In the event of any further amendment of our articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange to fix the value of the shares.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares or a beneficial interest therein both at the time the derivative action is commenced and at the time of the transaction to which the action relates or that the shares devolved upon the shareholder by operation of law, among other requirements set forth in the BCA.

Amendment to our Articles of Incorporation

Except as otherwise provided by law, any provision in our articles of incorporation requiring a vote of shareholders may only be amended by such a vote. Further, certain sections may only be amended by affirmative vote of the holders of at least a majority of the voting power of the voting shares.

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Bylaws

Several provisions of our articles of incorporation and bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire our company. However, these anti-takeover provisions could also discourage, delay or prevent the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and the removal of incumbent officers and directors, which could affect the desirability of our shares and, consequently, our share price.

Multi Class Stock. Our multi-class stock structure, which consists of common shares, Class B common shares, and preferred shares, can provide holders of our Class B common shares or preferred shares a significant degree of control over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, because our different classes of shares can have different numbers of votes.

For instance, while our common shares have one vote on matters before the shareholders, each of our 300 outstanding Series B preferred shares has 25,000 votes on matters before the shareholders; provided however, that no holder of Series B preferred shares may exercise voting rights pursuant to any Series B preferred shares that would result in the total number of votes a holder is entitled to vote on any matter submitted to a vote of shareholders of the Company to exceed 49.99% of the total number of votes eligible to be cast on such matter. No Class B common shares are presently outstanding, but if and when we issue any, each Class B common share will have 20 votes on matters before the shareholders.

At present, and until a substantial number of additional securities are issued, our holder of Series B preferred shares exerts substantial control of the Company’s votes and is able to exert substantial control over our management and all matters requiring shareholder approval, including electing directors and significant corporate transactions, such as a merger. Such holder’s interest could differ from yours.

Blank Check Preferred Shares. Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 100 million “blank check” preferred shares, almost all of which currently remain available for issuance. Our board could authorize the issuance of preferred shares with voting or conversion rights that could dilute the voting power or rights of the holders of common shares, in addition to preferred shares that are already outstanding. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us or the removal of our management and may harm the market price of our common shares.

Classified Board of Directors. Our articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms beginning upon the expiration of the initial term for each class. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for up to two years.

Election of Directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Our bylaws require parties, other than the chairman of the board of directors, board of directors and shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, to provide advance written notice of nominations for the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations.

Our bylaws provide that shareholders, other than shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days or more than 180 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede a shareholder’s ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Calling of Special Meetings of Shareholders

Our bylaws provide that special meetings of our shareholders may be called only by the chairman of our board of directors, by resolution of our board of directors or by holders of 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote at such meeting.

Action by Written Consent in Lieu of a Meeting

Our articles permit any action which may or is required by the BCA to be taken at a meeting of the shareholders to be authorized by consents in writing signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Presently and until and unless we issue a significant number of securities, Goldenmare Limited, a company affiliated with our Chief Executive Officer, holds Series B Preferred Shares controlling 49.99% of the voting power of our outstanding capital stock. Goldenmare could, together with shareholders possessing a relatively small number of shares, act by written consent in lieu of a meeting and authorize major transactions on behalf of the Company, all without calling a meeting of shareholders.

Business Combinations

Although the BCA does not contain specific provisions regarding “business combinations” between corporations incorporated under or redomiciled pursuant to the laws of the Marshall Islands and “interested shareholders,” our articles of incorporation prohibit us from engaging in a business combination with an interested shareholder for a period of three years following the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:

•	prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85.0% of our voting shares outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (1) persons who are directors and officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the voting power of the voting shares that are not owned by the interested shareholder

Among other transactions, a “business combination” includes any merger or consolidation of us or any directly or indirectly majority-owned subsidiary of ours with (1) the interested shareholder or any of its affiliates or (2) with any corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested shareholder. Generally, an “interested shareholder” is any person or entity (other than us and any direct or indirect majority-owned subsidiary of ours) that:

•	owns 15.0% or more of our outstanding voting shares;

•	is an affiliate or associate of ours and was the owner of 15.0% or more of our outstanding voting shares at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder; or

•	is an affiliate or associate of any person listed in the first two bullets, except that any person who owns 15.0% or more of our outstanding voting shares, as a result of action taken solely by us will not be an interested shareholder unless such person acquires additional voting shares, except as a result of further action by us and not caused, directly or indirectly, by such person.

Additionally, the restrictions regarding business combinations do not apply to persons that became interested shareholders prior to the effectiveness of our articles of incorporation.

Limitations on Liability and Indemnification of Directors and Officers

The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of certain directors’ fiduciary duties. Our articles of incorporation include a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law (i.e., other than breach of duty of loyalty, acts not taken in good faith or which involve intentional misconduct or a knowing violation of law or transactions for which the director derived an improper personal benefit) and provides that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses to our directors and officers and expect to carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our articles of incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, may otherwise benefit us and our shareholders. In addition, an investor in our common shares may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Purchase Warrants

The following is a summary of the material terms and provisions of the Purchase Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Purchase Warrants, which has been provided to the investors in this offering and which was filed with the Commission as an exhibit to a Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Purchase Warrant for a complete description of the terms and conditions of the Purchase Warrants.

Exercisability. The Purchase Warrants have a term of 5.5 years. The Purchase Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the resale of the Common Shares underlying the Purchase Warrants under the Securities Act of 1933 is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Purchase Warrants. If we do not issue the shares in a timely fashion, the Purchase Warrants contain certain damages provisions. No fractional common shares will be issued in connection with the exercise of a Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Purchase Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the Purchase Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The exercise price per whole common share purchasable upon exercise of the Purchase Warrants is $8.50 per share. The exercise price of the Purchase Warrants and number of common shares issuable upon exercise of the Purchase Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares. The exercise price of the Purchase Warrants is also subject to adjustment upon any distributions of assets, including cash, stock or other property to our shareholders. The holders of Purchase Warrants also will have the right to participate on an as-exercised basis in certain rights offerings to our common shareholders. The exercise price may also be reduced to any amount and for any period of time deemed appropriate at the sole discretion of our board of directors.

Exchange Listing. There is no established trading market for the Purchase Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Purchase Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Purchase Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrant following such fundamental transaction. In addition, we or the successor entity, at the request of Warrant holders, will be obligated to purchase any unexercised portion of the Purchase Warrants in accordance with the terms of such Purchase Warrants.

Rights as a Shareholder. Except as otherwise provided in the Purchase Warrants or by virtue of such holder’s ownership of our common shares, the holder of Purchase Warrants will not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Purchase Warrants.

Transferability. Subject to applicable laws, the Purchase Warrants may be offered for sale, sold, transferred or assigned without our consent.

Governing Law. The Purchase Warrants are governed by New York law.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrants, which has been provided to the investors in this offering and which was filed with the SEC as an exhibit to a Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrants for a complete description of the terms and conditions of the Pre-Funded Warrants.

Exercisability. The Pre-Funded Warrants are exercisable at any time after their original issuance until exercised in full. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the resale of the Common Shares underlying the Pre-Funded Warrants under the Securities Act of 1933 is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Warrant. If we do not issue the shares in a timely fashion, the Warrant contains certain damages provisions. No fractional common shares will be issued in connection with the exercise of a Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The exercise price for the Pre-Funded Warrants is $0.01 per share and the exercise price and number of common shares issuable upon exercise of our Pre-Funded Warrants will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares.

Exchange Listing. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the Pre-Funded Warrants itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrants following such fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our common shares, the holder of Pre-Funded Warrants will not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Pre-Funded Warrants. Holders of Pre-Funded Warrants have the right to participate in dividends and certain distributions as specified in the Pre-Funded Warrants.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Governing Law. The Pre-Funded Warrants are governed by New York law.

TAX CONSIDERATIONS

Marshall Islands Tax Considerations

The following discussion is based upon the opinion of Watson Farley & Williams LLP and the current laws of the Republic of the Marshall Islands and is applicable only to persons who are not citizens of and do not reside in, maintain offices in or engage in business, transactions, or operations in the Republic of the Marshall Islands.

Because we and our subsidiaries do not, and we do not expect that we or any of our subsidiaries will, conduct business, transactions, or operations in the Republic of the Marshall Islands, and because we anticipate that all documentation related to any offerings pursuant to this prospectus supplement will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law holders of our common shares, Purchase Warrants, and Pre-Funded Warrants will not be subject to Marshall Islands taxation or withholding on dividends. In addition, holders of our common shares, Purchase Warrants, and Pre-Funded Warrants will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of our common shares, Purchase Warrants and Pre-Funded Warrants, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to the sale of common shares, Purchase Warrants, and Pre-Funded Warrants.

It is the responsibility of each shareholder and warrantholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, including the Marshall Islands, of its investment in us. Accordingly, each shareholder and warrantholder is urged to consult its tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each shareholder and warrantholder to file all state, local and non-U.S., as well as U.S. federal, tax returns which may be required of such shareholder and warrantholder.

United States Tax Considerations

The following is a discussion of material United States federal income tax consequences of the ownership and disposition of the Company’s common shares, and the ownership, disposition and exercise of the Company’s warrants that, subject to the representations, covenants, assumptions, conditions and qualifications described herein, may be relevant to prospective shareholders and warrantholders and, unless otherwise noted in the following discussion, is the opinion of Watson Farley & Williams LLP, our United States counsel, insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters. The opinion of our counsel is dependent on the accuracy of representations made by us to them, including descriptions of our operations contained herein. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing final, temporary and proposed regulations thereunder and current administrative rulings and court decisions, all as in effect on the effective date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. No rulings have been or are expected to be sought from the United States Internal Revenue Service, or the IRS, with respect to any of the United States federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

The following summary does not address all United States federal income tax consequences applicable to any given holder of our common shares or warrants, nor does it address the United States federal income tax considerations applicable to categories of investors subject to special taxing rules, such as expatriates, banks, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, dealers or traders in securities or currencies, partnerships, S corporations, estates and trusts, investors that hold their common shares or warrants as part of a hedge, straddle or an integrated or conversion transaction, investors whose “functional currency” is not the United States dollar or investors that own, directly, indirectly, or by attribution, 10% or more of our stock by vote or value. Furthermore, the discussion does not address alternative minimum tax consequences or estate or gift tax consequences, or any state tax consequences, and is limited to shareholders and warrantholders that will hold their common shares or warrants as “capital assets” within the meaning of Section 1221 of the Code. Each shareholder and warrantholder is encouraged to consult, and discuss with his or her own tax advisor the United States federal, state, local and non-United States tax consequences particular to him or her of the acquisition, ownership or disposition of common shares or the acquisition, ownership, disposition or exercise of warrants. Further, it is the responsibility of each shareholder and warrantholder to file all state, local and non-United States, as well as United States federal, tax returns that may be required of it.

Allocation of Purchase Price

For United States federal income tax purposes, each purchaser of a common share or Pre-Funded Warrant and Purchase Warrant in this offering must allocate the purchase price paid by such purchaser between the common share or Pre-Funded Warrant and the Purchase Warrant based on the relative fair market value of each at the time of issuance. Under United States federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each common share or Pre-Funded Warrant and each Purchase Warrant should be the investor’s tax basis in each such common share or Pre-Funded Warrant and each such Purchase Warrant, as the case may be. A holder’s purchase price allocation is not binding on the IRS or the courts.

Tax Treatment of the Pre-Funded Warrants

We believe that our Pre-Funded Warrants should be treated as our common shares for United States federal income tax purposes, rather than warrants. Assuming this position is upheld, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the common share received. Similarly, the tax basis of a Pre-Funded Warrant should carry over to the common share received upon exercise, increased by the exercise price of $0.01 per share. However, our position is not binding on the IRS and the IRS may treat the Pre-Funded Warrants as warrants to acquire our common shares. You should consult your tax advisor regarding the United States federal tax consequences of an investment in the Pre-Funded Warrants. The following discussion assumes our Pre-Funded Warrants are properly treated as our common shares.

United States Federal Income Taxation of United States Holders

As used herein, “United States Holder” means a beneficial owner of the Company’s common shares or warrants that is an individual citizen or resident of the United States for United States federal income tax purposes, a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), an estate the income of which is subject to United States federal income taxation regardless of its source or a trust where a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust (or a trust that has made a valid election under United States Department of the Treasury regulations to be treated as a domestic trust). A “Non-United States Holder” generally means any owner (or beneficial owner) of common shares or warrants that is not a United States Holder, other than a partnership. If a partnership holds common shares or warrants, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding common shares or warrants should consult their own tax advisors regarding the tax consequences of an investment in the common shares or warrants (including their status as United States Holders or Non-United States Holders).

United States Federal Income Tax Treatment of the Purchase Warrants

Neither we nor a United States Holder of a Purchase Warrant will recognize gain or loss as a result of the United States Holder’s receipt of a common share upon exercise of a Purchase Warrant. A United States Holder’s adjusted tax basis in the common share received will be an amount equal to the sum of (i) the United States Holder’s adjusted tax basis in the Purchase Warrant exercised and (ii) the amount of the exercise price for the Purchase Warrant. If the Purchase Warrants lapse without being exercised, the United States Holder will recognize capital loss in the amount equal to the United States Holder’s adjusted tax basis in the Purchase Warrants. A United States Holder’s holding period for common shares received upon exercise of a Purchase Warrant will commence on the date the warrant is exercised.

The exercise price of a Purchase Warrant is subject to adjustment under certain circumstances. If an adjustment increases a proportionate interest of the holder of a Purchase Warrant in the fully diluted common shares without proportionate adjustments to the holders of our common shares, a United States Holder of the Purchase Warrants may be treated as having received a constructive distribution, which may be taxable to the United States Holder as a dividend.

The tax consequences of holding and disposing of our common shares is discussed below. United States Holders of our Purchase Warrants should also carefully review the section titled “—Consequences of Possible PFIC Classification” as a United States Holder of Purchase Warrants generally will not be able to make a QEF election with respect to the warrants if we are a PFIC.

Distributions

Subject to the discussion of passive foreign investment companies, or PFICs, below, any distributions made by the Company with respect to the common shares to a United States Holder will generally constitute dividends, which may be taxable as ordinary income or qualified dividend income as described in more detail below, to the extent of the Company’s current or accumulated earnings and profits as determined under United States federal income tax principles. Distributions in excess of the Company’s earnings and profits will be treated as a nontaxable return of capital to the extent of the United States Holder’s tax basis in its common shares and, thereafter, as capital gain.

Dividends paid in respect of the Company’s common shares may qualify for the preferential rate attributable to qualified dividend income if: (1) the common shares are readily tradable on an established securities market in the United States; (2) the Company is not a PFIC for the taxable year during which the dividend is paid or in the immediately preceding taxable year; (3) the United States Holder has owned the common shares or Pre-Funded Warrants for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares or Pre-Funded Warrants become ex-dividend and (4) the United States Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. The first requirement currently is and has been met, as our common shares are listed on the Nasdaq Capital Market tier of the Nasdaq Stock Market, which is an established securities market. Further, there is no minimal trading requirement for shares to be “readily tradable,” so as long as our common shares remain listed on the Nasdaq Capital Market or any other established securities market in the United States, the first requirement will be satisfied. However, if our common shares are delisted and are not tradable on an established securities market in the United States, the first requirement would not be satisfied, and dividends paid in respect of our common shares would not qualify for the preferential rate attributable to qualified dividend income. The second requirement is expected to be met as more fully described below under “—Consequences of Possible PFIC Classification.” Satisfaction of the final two requirements will depend on the particular circumstances of each United States Holder. Consequently, if any of these requirements are not met, the dividends paid to individual United States Holders in respect of the Company’s common shares would not be treated as qualified dividend income and would be taxed as ordinary income at ordinary rates.

Amounts taxable as dividends generally will be treated as income from sources outside the United States and will, depending on your circumstances, be “passive” or “general” income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you. However, if (1) the Company is 10% or more owned, by vote or value, by United States persons, or is a PFIC and (2) at least 10% of the Company’s earnings and profits are attributable to sources within the United States, then for foreign tax credit purposes, a portion of our dividends would be treated as derived from sources within the United States. Under such circumstances, with respect to any dividend paid for any taxable year, the United States source ratio of the Company’s dividends for foreign tax credit purposes would be equal to the portion of the Company’s earnings and profits from sources within the United States for such taxable year, divided by the total amount of the Company’s earnings and profits for such taxable year.

Consequences of Possible PFIC Classification

A non-United States entity treated as a corporation for United States federal income tax purposes will be a PFIC in any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to a “look through” rule, either: (1) 75% or more of its gross income is “passive” income or (2) 50% or more of the average value of its assets is attributable to assets that produce passive income or are held for the production of passive income. If a corporation is a PFIC in any taxable year that a person holds shares in the corporation (and was not a qualified electing fund with respect to such year, as discussed below), the shares held by such person will be treated as shares in a PFIC for all future years (absent an election which, if made, may require the electing person to pay taxes in the year of the election). A United States Holder of shares in a PFIC would be required to file an annual information return on IRS Form 8621 containing information regarding the PFIC as required by United States Department of the Treasury regulations.

While there are legal uncertainties involved in this determination, including as a result of adverse case law described herein, based upon the Company’s and its subsidiaries’ expected operations as described herein and based upon the current and expected future activities and operations of the Company and its subsidiaries, the income of the Company and such subsidiaries from time charters should not constitute “passive income” for purposes of applying the PFIC rules, and the assets that the Company owns for the production of this time charter income should not constitute passive assets for purposes of applying the PFIC rules.

Although there is no legal authority directly on point, this view is based principally on the position that the gross income that the Company and its subsidiaries derive from time charters constitutes services income rather than passive rental income. The Fifth Circuit Court of Appeals decided in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir., 2009) that a typical time charter is a lease, and not a contract for the provision of transportation services. In that case, the court was considering a tax issue that turned on whether the taxpayer was a lessor where a vessel was under a time charter, and the court did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of the Tidewater case is applied to the Company’s situation and the Company’s or its subsidiaries’ time charters are treated as leases, the Company’s or its subsidiaries’ time charter income could be classified as rental income and the Company would be a PFIC unless more than 25% of the income of the Company (taking into account the subsidiary look through rule) is from spot charters plus other active income or an active leasing exception applies. The IRS has announced that it will not follow the reasoning of the Tidewater case and would have treated the income from the time charters at issue in that case as services income, including for other purposes of the Code. The Company intends to take the position that all of its time, voyage and spot chartering activities will generate active services income and not passive leasing income, but in the absence of direct legal authority specifically relating to the Code provisions governing PFICs, the IRS or a court could disagree with this position. Although the matter is not free from doubt as described herein, based on the current operations and activities of the Company and its subsidiaries and on the relative values of the vessels in the Company’s fleet and the charter income in respect of the vessels, Globus Maritime Limited should not be treated as a PFIC during the taxable year ended December 31, 2019.

Based on the Company’s intention and expectation that the Company’s subsidiaries’ income from spot, time and voyage chartering activities plus other active operating income will be greater than 25% of the Company’s total gross income at all relevant times and that the gross value of the vessels subject to such time, voyage or spot charters will exceed the gross value of all the passive assets the Company owns at all relevant times, Globus Maritime Limited does not expect that it will constitute a PFIC with respect to a taxable year in 2020 or the near future thereafter.

The Company will try to manage its vessels and its business so as to avoid being classified as a PFIC for a future taxable year; however there can be no assurance that the nature of the Company’s assets, income and operations will remain the same in the future (notwithstanding the Company’s current expectations). Additionally, no assurance can be given that the IRS or a court of law will accept the Company’s position that the time charters that the Company’s subsidiaries have entered into or any other time charter that the Company or a subsidiary may enter into will give rise to active income rather than passive income for purposes of the PFIC rules, or that future changes of law will not adversely affect this position. The Company has not obtained a ruling from the IRS on its time charters or its PFIC status and does not intend to seek one. Any contest with the IRS may materially and adversely impact the market for the common shares and the prices at which they trade. In addition, the costs of any contest on the issue with the IRS will result in a reduction in cash available for distribution and thus will be borne indirectly by the Company’s shareholders and warrantholders.

If Globus Maritime Limited were to be classified as a PFIC in any year, each United States Holder of the Company’s shares and warrants will be subject (in that year and all subsequent years) to special rules with respect to: (1) any “excess distribution” (generally defined as any distribution received by a shareholder in a taxable year that is greater than 125% of the average annual distributions received by the shareholder in the three preceding taxable years or, if shorter, the shareholder’s holding period for the shares), and (2) any gain realized upon the sale or other disposition of the common shares or warrants. Under these rules:

➢	the excess distribution or gain will be allocated ratably over the United States Holder’s holding period;

➢	the amount allocated to the current taxable year and any year prior to the first year in which the Company was a PFIC will be taxed as ordinary income in the current year; and

➢	the amount allocated to each of the other taxable years in the United States Holder’s holding period will be subject to United States federal income tax at the highest rate in effect for the applicable class of taxpayer for that year, and an interest charge will be added as though the amount of the taxes computed with respect to these other taxable years were overdue.

In order to avoid the application of the PFIC rules, United States Holders may make a qualified electing fund, or a QEF, election provided in Section 1295 of the Code in respect of their common shares or Pre-Funded Warrants. Even if a United States Holder makes a QEF election for a taxable year of the Company, if the Company was a PFIC for a prior taxable year during which such holder held the common shares or warrants and for which such holder did not make a timely QEF election, the United States Holder would also be subject to the more adverse rules described above. Additionally, to the extent any of the Company’s subsidiaries is a PFIC, an election by a United States Holder to treat Globus Maritime Limited as a QEF would not be effective with respect to such holder’s deemed ownership of the stock of such subsidiary and a separate QEF election with respect to such subsidiary is required. In lieu of the PFIC rules discussed above, a United States Holder that makes a timely, valid QEF election will, in very general terms, be required to include its pro rata share of the Company’s ordinary income and net capital gains, unreduced by any prior year losses, in income for each taxable year (as ordinary income and long-term capital gain, respectively) and to pay tax thereon, even if no actual distributions are received for that year in respect of the common shares and even if the amount of that income is not the same as the amount of actual distributions paid on the common shares during the year. If the Company later distributes the income or gain on which the United States Holder has already paid taxes under the QEF rules, the amounts so distributed will not again be subject to tax in the hands of the United States Holder. A United States Holder’s tax basis in any common shares or Pre-Funded Warrants as to which a QEF election has been validly made will be increased by the amount included in such United States Holder’s income as a result of the QEF election and decreased by the amount of nontaxable distributions received by the United States Holder. On the disposition of a common share or Pre-Funded Warrant, a United States Holder making the QEF election generally will recognize capital gain or loss equal to the difference, if any, between the amount realized upon such disposition and its adjusted tax basis in the common share or Pre-Funded Warrant. In general, a QEF election should be made by filing a Form 8621 with the United States Holder’s federal income tax return on or before the due date for filing such United States Holder’s federal income tax return for the first taxable year for which the Company is a PFIC or, if later, the first taxable year for which the United States Holder held common shares or Pre-Funded Warrants. In this regard, a QEF election is effective only if certain required information is made available by the PFIC. Subsequent to the date that the Company first determines that it is a PFIC, the Company will use commercially reasonable efforts to provide any United States Holder of common shares or Pre-Funded Warrants, upon request, with the information necessary for such United States Holder to make the QEF election. A holder of Purchase Warrants generally will not be able to make a QEF election in respect of such Purchase Warrants.

In addition to the QEF election, Section 1296 of the Code permits United States Holders to make a “mark-to-market” election with respect to marketable shares in a PFIC, generally meaning shares regularly traded on a qualified exchange or market and certain other shares considered marketable under United States Department of the Treasury regulations. For this purpose, a class of shares is regularly traded on a qualified exchange or market for any calendar year during which such class of shares is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter of the year. Our common shares historically have been regularly traded on the Nasdaq Capital Market or the Nasdaq Global Market, which are established securities markets. However, if our common shares were to be delisted, then the mark-to-market election generally would be unavailable to United States Holders. If a United States Holder makes a mark-to-market election in respect of its common shares or Pre-Funded Warrants, such United States Holder generally would, in each taxable year: (1) include as ordinary income the excess, if any, of the fair market value of the common shares or Pre-Funded Warrants at the end of the taxable year over such United States Holder’s adjusted tax basis in the common shares or Pre-Funded Warrants, and (2) be permitted an ordinary loss in respect of the excess, if any, of such United States Holder’s adjusted tax basis in the common shares or Pre-Funded Warrants over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election (with the United States Holder’s basis in the common shares or Pre-Funded Warrants being increased and decreased, respectively, by the amount of such ordinary income or ordinary loss). The consequences of this election may be less favorable than those of a QEF election for United States Holders that are sensitive to the distinction between ordinary income and capital gain.

United States Holders are urged to consult their tax advisors as to the consequences of making a mark-to-market or QEF election, as well as other United States federal income tax consequences of holding shares or warrants in a PFIC.

As previously indicated, if the Company were to be classified as a PFIC for a taxable year in which the Company pays a dividend or the immediately preceding taxable year, dividends paid by the Company would not constitute “qualified dividend income” and, hence, would not be eligible for the reduced rate of United States federal income tax.

Sale, Exchange or Other Disposition of Common Shares or Warrants

A United States Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of common shares or warrants in an amount equal to the difference between the amount realized by the United States Holder from such sale, exchange or other disposition and the United States Holder’s tax basis in such common shares or warrants. Assuming the Company does not constitute a PFIC for any taxable year, this gain or loss will generally be treated as long-term capital gain or loss if the United States Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Long term capital gains recognized by a United States Holder other than a corporation are generally taxed at preferential rates. A United States Holder’s ability to deduct capital losses is subject to limitations.

Net Investment Income Tax

A United States Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) such United States Holder’s “net investment income” (or undistributed “net investment income” in the case of estates and trusts) for the relevant taxable year and (2) the excess of such United States Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States Holder’s net investment income will generally include its gross dividend income and its net gains from the disposition of the common shares or warrants, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income generally will not include a United States Holder’s pro rata share of the Company’s income and gain (if we are a PFIC and that United States Holder makes a QEF election, as described above in “—Consequences of Possible PFIC Classification”). However, a United States Holder may elect to treat inclusions of income and gain from a QEF election as net investment income. Failure to make this election could result in a mismatch between a United States Holder’s ordinary income and net investment income. If you are a United States Holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the net investment income tax to your income and gains in respect of your investment in the common shares or warrants.

United States Federal Income Taxation of Non-United States Holders

A Non-United States Holder will generally not be subject to United States federal income tax on dividends paid in respect of the common shares or on gains recognized in connection with the sale or other disposition of the common shares or warrants provided that the Non-United States Holder makes certain tax representations regarding the identity of the beneficial owner of the common shares or warrants, that such dividends or gains are not effectively connected with the Non-United States Holder’s conduct of a United States trade or business and that, with respect to gain recognized in connection with the sale or other disposition of the common shares or warrants by a non-resident alien individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition and other conditions are met. If the Non-United States Holder is engaged in a United States trade or business for United States federal income tax purposes, the income from the common shares or warrants, including dividends and gain from the sale, exchange or other disposition of the common shares, that is effectively connected with the conduct of that trade or business will generally be subject to regular United States federal income tax in the same manner as discussed above relating to the taxation of United States Holders.

Backup Withholding and Information Reporting

Information reporting to the IRS may be required with respect to payments on the common shares and with respect to proceeds from the sale of the common shares or warrants. With respect to Non-United States Holders, copies of such information returns may be made available to the tax authorities in the country in which the Non-United States Holder resides under the provisions of any applicable income tax treaty or exchange of information agreement. A “backup” withholding tax may also apply to those payments if:

➢	a holder of the common shares or warrants fails to provide certain identifying information (such as the holder’s taxpayer identification number or an attestation to the status of the holder as a Non-United States Holder);

➢	such holder is notified by the IRS that he or she has failed to report all interest or dividends required to be shown on his or her federal income tax returns; or

➢	in certain circumstances, such holder has failed to comply with applicable certification requirements.

Backup withholding is not an additional tax and may be refunded (or credited against the holder’s United States federal income tax liability, if any), provided that certain required information is furnished to the IRS in a timely manner.

Non-United States Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable.

United States Holders of common shares or warrants may be required to file forms with the IRS under the applicable reporting provisions of the Code. For example, such United States Holders may be required, under Sections 6038, 6038B and/or 6046 of the Code, and the regulations thereunder, to supply the IRS with certain information regarding the United States Holder, other United States Holders and the Company if (1) such person owns at least 10% of the total value or 10% of the total combined voting power of all classes of shares entitled to vote or (2) the acquisition of our common shares or warrants, when aggregated with certain other acquisitions that may be treated as related under applicable regulations, exceeds $100,000 in value. In the event a United States Holder fails to file a form when required to do so, the United States Holder could be subject to substantial tax penalties. You should consult your tax advisor regarding the filing of these forms.

Individual United States Holders who hold certain specified foreign assets with values in excess of certain dollar thresholds are required to report such assets on IRS Form 8938 with their United States federal income tax return, subject to certain exceptions (including an exception for foreign assets held in accounts maintained by financial institutions). Stock in a foreign corporation, including our common shares and warrants, is a specified foreign asset for this purpose. Penalties apply for failure to properly complete and file Form 8938. You should consult your tax advisor regarding the filing of this form.

We encourage each United States Holder and Non-United States Holder to consult with his, her or its own tax advisor as to the particular tax consequences to him, her or it of holding and disposing of the Company’s common shares or warrants, including the applicability of any federal, state, local or foreign tax laws and any proposed changes in applicable law.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement between us and the Placement Agent, we have engaged the Placement Agent to act as the exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the securities we are offering by this prospectus supplement, and is not required to arrange the purchase or sale of any specific number of securities or dollar amount, but the Placement Agent has agreed to use “reasonable best efforts” to arrange for the sale of the securities offered hereby.

Our agreement with the Placement Agent provides that the obligations of the Placement Agent are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.

We have agreed to indemnify Maxim Group LLC against specified liabilities, including liabilities under the Securities Act, and to contribute to payments Maxim Group LLC may be required to make in respect thereof.

The Placement Agent shall arrange for the sale of the shares and warrants we are offering pursuant to this prospectus supplement to one or more investors through a securities purchase agreement, dated December 7, 2020, directly between the investors and us. All of the common shares, pre-funded warrants and warrants offered hereby will be sold at the same prices and at a single closing. We established the offering price of the securities offered hereby following negotiations with prospective investors and with reference to the prevailing market price of our common shares, recent trends in such price and other factors. We expect that the sale of the common shares, pre-funded warrants and warrants will be completed on or around December 9, 2020.

Under the Securities Purchase Agreement, we have agreed not to contract to issue or announce the issuance or proposed issuance of any common shares or common share equivalents for 45 days following the closing of this offering with certain exceptions. Further, pursuant to “lock-up agreements,” all of our executive officers and directors and certain affiliates have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our common shares or other securities convertible into or exercisable or exchangeable for shares of our common shares for a period of 45 days after this offering is completed without the prior written consent of the Placement Agent.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate purchase price of common shares and Warrants sold in this offering. The following table shows the per share, per Warrant, and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the common shares and Warrants offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share and Accompanying Purchase Warrant	Per Pre-Funded Warrant and Accompanying Purchase Warrant	Total
Public offering price	$8.50	8.49	$11,998,452.50
Placement Agent’s fees (1)	$0.595	0.5943	$840,000.18
Proceeds, before expenses, to the Company	$7.905	7.8957	$11,158,452.32

(1) In addition, we have agreed to reimburse Maxim Group LLC’s actual out-of-pocket expenses, up to $40,000, in the aggregate. We estimate that the total expenses of the offering payable by us, excluding the placement agent’s fees, will be approximately $150,000.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus supplement and the accompanying prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the securities purchase agreement. A copy of the securities purchase agreement with the purchasers and placement agency agreement will be included as an exhibit to our Report on Form 6-K filed or to be filed with the Commission and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Information Incorporated by Reference” and “Where You Can Find Additional Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

As part of compensation for a prior financing, we previously agreed, until March 22, 2021, to grant Maxim Group LLC the right of first refusal to act as to act as sole underwriter and sole book-running manager and/or sole placement agent, as the case may be, for any and all future public and private offerings of equity, equity-linked, convertible or debt securities of Globus Maritime Limited or any successor to Globus Maritime Limited, but not, for the avoidance of doubt, a right of first refusal relating to Globus Maritime Limited obtaining commercial or bank financing or any offerings that have no underwriter, placement agent, finder or by third party introduction where an individual/entity is receiving compensation and/or a fee.

Within nine months following the consummation of the offering, if we complete any financing of equity, equity-linked, or debt (but excluding commercial or bank debt and other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors that have participated in the offering and two other investors approached regarding the offering, if the Placement Agent is not acting as an underwriter or placement agent in such financing, then the Placement Agent will be entitled to compensation as set forth in this section.

Relationships

The Placement Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Warrant Solicitation

We have agreed to pay the Placement Agent a warrant solicitation fee of six percent (6%) of the gross proceeds received by the Company for each exercise of a Warrant sold in this offering that has been solicited by the Placement Agent at the request of the Company. The warrant solicitation fee will be payable in cash.

Transfer Agent and Registrar

The registrar and transfer agent for our common shares is Computershare Inc. Its address is Computershare Investor Services, 462 South 4th Street, Suite 1600, Louisville, KY, 40202, and its telephone number is +1 (781) 575 4223 or +1 (800) 368 5948.

Listing

Our common shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “GLBS.”

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.

Registration fees	$2,736	*
FINRA fees	3,200
Legal fees and expenses	100,000
Accounting fees and expenses	35,000
Miscellaneous	9,064
Total:	$150,000

*All amounts are estimated, except the Registration Fee of $36,004 covering all of the securities being offered by Globus Maritime Limited under the registration statement on Form F-3 (File No. 333-240265) filed with the Commission with an effective date of August 12, 2020, of which this prospectus supplement forms a part, and the Financial Industry Regulatory Authority filing fee of $42,107, each of which was previously paid. We allocate the cost of these fees on an approximately pro-rata basis with each offering.

LEGAL MATTERS

Certain legal matters in connection with the sale of the common shares offered hereby will be passed upon for us by Watson Farley & Williams LLP, New York, New York with respect to matters of United States and Marshall Islands law. Loeb & Loeb LLP, New York, New York will advise on certain legal matters in connection with the offering on behalf of the Placement Agent.

EXPERTS

The consolidated financial statements of Globus Maritime Limited appearing in Globus Maritime Limited’s Annual Report (Form 20-F) for the year ended December 31, 2019, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants, or SOEL, Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, as amended, we filed a registration statement relating to the securities offered by this prospectus supplement and its accompanying prospectus with the Commission. This prospectus supplement and its accompanying prospectus are a part of that registration statement, which includes additional information.

Government Filings

We file annual and other reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Further information about our company is available on our website at http://www.globusmaritime.gr. The information on our website, however, is not, and should not be, deemed to be a part of this prospectus supplement.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede previously filed information, including information contained in this prospectus supplement and the accompanying prospectus.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the year ended December 31, 2019, filed with the Commission on April 1, 2020,

•	amendment no. 1 to Form 8-A, filed on October 22, 2020,

•	a report on Form 6-K filed on May 8, 2020,

•	a report on Form 6-K filed on June 12, 2020 (but excluding Exhibit 99.1 thereof),

•	a report on Form 6-K filed on June 12, 2020,

•	a report on Form 6-K filed on June 23, 2020,

•	a report on Form 6-K filed on June 29, 2020,

•	a report on Form 6-K filed on July 16, 2020,

•	a report on Form 6-K filed on July 17, 2020,

•	a report on Form 6-K filed on July 27, 2020,

•	a report on Form 6-K filed on July 31, 2020,

•	a report on Form 6-K filed on August 24, 2020,

•	a report on Form 6-K filed on September 24, 2020,

•	a report on Form 6-K filed on September 25, 2020 (but excluding Exhibit 99.1 thereof),

•	a report on Form 6-K filed on October 13, 2020,

•	a report on Form 6-K filed on October 19, 2020,

•	a report on Form 6-K filed on October 22, 2020,

•	a report on Form 6-K filed on October 30, 2020,

•	a report on Form 6-K filed on November 5, 2020,

•	a report on Form 6-K filed on November 9, 2020,

•	a report on Form 6-K filed on December 4, 2020 (but excluding Exhibit 99.1 thereof); and

•	a report on Form 6-K filed on December 9, 2020

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement that state they are incorporated by reference into this prospectus supplement until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or any sale of our common shares.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus at no cost to the requester. You may request a free copy of the above mentioned filings or any subsequent filing we incorporate by reference into this prospectus supplement by contacting us at the following address:

Globus Maritime Limited

c/o Globus Shipmanagement Corp.

128 Vouliagmenis Avenue

3rd Floor

166 74 Glyfada

Athens, Greece

+30 210 960 8300

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with IFRS. As a “foreign private issuer”, we are exempt from the rules under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer”, our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PROSPECTUS

$300,000,000

GLOBUS MARTIME LIMITED

Through this prospectus we may periodically offer:

(1) shares of our common stock;

(2) shares of our preferred stock;

(3) our debt securities;

(4) our warrants;

(5) our purchase contracts;

(6) our rights; and

(7) our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The aggregate offering price of all securities issued under this prospectus may not exceed $300,000,000. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common shares trade on the Nasdaq Capital Market under the symbol “GLBS.”

An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 4 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 12, 2020.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, we may sell shares of common stock, shares of preferred stock, debt securities, warrants, purchase contracts, rights and units described in this prospectus from time to time in one or more offerings, up to a total of $300,000,000. This prospectus only provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any supplement, together with the additional information described below.

This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in the registration statement. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled “Where You Can Find Additional Information”.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.

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PROSPECTUS SUMMARY

This section summarizes some of the information that is contained in or incorporated by reference in this prospectus. As an investor or prospective investor, you should review carefully all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the “Risk Factors” and our financial statements and related notes contained or incorporated by reference herein and therein, before making an investment decision.

Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us”, and “our” refer to Globus Maritime Limited and all of its subsidiaries, and “Globus Maritime Limited” or “Globus” refers only to Globus Maritime Limited and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references to “$” and “dollars” in this prospectus are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with International Financial Reporting Standards (IFRS). We have a fiscal year end of December 31.

Overview

We are an integrated international owner and operator of dry bulk vessels, focusing on the Panamax and Supramax sectors, providing marine transportation services on a worldwide basis. We currently own five dry bulk vessels, four Supramaxes and one Panamax, with 300,571 dwt carrying capacity and an average age of 12.3 years as of June 30, 2020. We own each of our vessels through separate, wholly owned subsidiaries, four of which are incorporated in the Marshall Islands, and one of which is incorporated in Malta. All of our Supramax vessels are geared. Geared vessels can operate in ports with minimal shore-side infrastructure. Due to the ability to switch between various dry bulk cargo types and to service a wider variety of ports, the day rates for geared vessels tend to have a premium. Our vessels can carry the majority of dry bulk commodities such as, coal, finished steel products, as well as minerals such as, iron ore, chromium ore, and nickel ore. In addition, we are also engaged in the carriage of agribulks such as grains, soy bean, rice, and sugar. Our fleet operates on a worldwide basis with presence in both the Pacific and Atlantic oceans.

Our operations are managed by our Attica, Greece-based wholly owned subsidiary, Globus Shipmanagement Corp., which we refer to as our Manager, which provides in-house commercial and technical management for our vessels and provided consulting services for an affiliated ship-management company. Our Manager has entered into a ship management agreement with each of our wholly owned vessel-owning subsidiaries. Virtually all aspects of our vessels are managed in-house including managing day-to-day vessel operations, such as supervising the crewing, supplying, maintaining of vessels and other services. We believe that by having these critical management functions in-house provides efficiency, fast reaction times, good communication among departments and effective cost management.

We intend to grow our fleet through timely and selective acquisitions of modern vessels in a manner that we believe will provide an attractive return on equity and will be accretive to our earnings and cash flow based on anticipated market rates at the time of purchase. Additionally, we may target asset divestitures in line with our strategy as we look to grow and modernize our fleet. There is no guarantee however, that we will be able to find suitable vessels to purchase or that such vessels will provide an attractive return on equity or be accretive to our earnings and cash flow.

Our company was incorporated in 2006 in Jersey, and in 2010 we redomiciled into the Republic of the Marshall Islands.

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Our Fleet

Our Current Fleet

Vessel	Year Built	Flag	Direct Owner	Shipyard	Vessel Type	Type of Employment	Delivery Date	Carrying Capacity (dwt)
m/v River Globe	2007	Marshall Islands	Devocean Maritime Ltd.	Yangzhou Dayang	Supramax	Spot	December 2007	53,627
m/v Sky Globe	2009	Marshall Islands	Domina Maritime Ltd.	Taizhou Kouan	Supramax	Spot	May 2010	56,855
m/v Star Globe	2010	Marshall Islands	Dulac Maritime S.A.	Taizhou Kouan	Supramax	Spot	May 2010	56,867
m/v Moon Globe	2005	Marshall Islands	Artful Shipholding S.A.	Hudong- Zhonghua	Panamax	Spot	June 2011	74,432
m/v Sun Globe	2007	Malta	Longevity Maritime Limited	Tsuneishi Cebu	Supramax	Spot	September 2011	58,790
							Ave. Age: 12.3*	Total dwt: 300,571

*As of June 30, 2020

Our fleet is currently comprised of a total of five dry bulk vessels consisting of one Panamax and four Supramaxes. The weighted average age of the vessels we owned as of June 30, 2020 was 12.3 years, and their carrying capacity was 300,571 dwt.

M/V Sky Globe, Star Globe, River Globe, Sun Globe are Supramax vessels that primarily trade in the Far East, Indian Ocean, South America and the Persian Gulf. The vessels are engaged in the coal, ore and agribulk trades.

M/V Moon Globe is a Panamax and trades primarily in the East Coast of South America, the Far East and the Mediterranean. The vessel is primarily engaged in ore and agribulk trading.

All the above-mentioned vessels are operating in the spot market or on short period charters.

Corporate Information

We originally incorporated as Globus Maritime Limited on July 26, 2006 pursuant to the Companies (Jersey) Law 1991 (as amended) and re-domiciled into the Marshall Islands on November 24, 2010. Our registered address is located at Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our registered agent in the Republic of the Marshall Islands is The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our principal executive office is located at 128 Vouliagmenis Avenue, 3rd Floor, 166 74 Glyfada, Attica, Greece. Our telephone number is +30 210 960 8300. Our corporate website address is http://www.globusmaritime.gr. The information contained on or accessed through our website does not constitute part of, and is not incorporated into, this prospectus. The SEC maintains a website that contains reports, proxy and information statements, and other information that we and other issuers file electronically at http://www.sec.gov.

Going Concern

Our consolidated financial statements as of and for the year ended December 31, 2019 and our unaudited interim consolidated financial statements for the three months ended March 31, 2020 were prepared assuming that we will continue as a going concern and do not include any adjustments that might be necessary if we are unable to continue as a going concern. However, there are substantial doubts about our ability to continue as a going concern. We acknowledge that uncertainty remains over our ability to meet our liabilities as they fall due. We may be unable to realize assets at their recognized values and to extinguish liabilities in the normal course of business at the amounts stated in these consolidated financial statements. If we cannot secure the financing needed to continue as a viable business, our shareholders may lose some or all of their investment in us. Our independent registered public accounting firm, Ernst & Young (Hellas) Certified Auditors Accountants S.A., or EY, has issued their opinion with an explanatory paragraph in connection with the consolidated financial statements for the year ended December 31, 2019 included in our annual report that includes an emphasis of matter in relation to the substantial doubt about our ability to continue as a going concern.

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RISK FACTORS

An investment in our securities involves a high degree of risk and uncertainty. You should carefully consider the risks discussed under the caption “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, and incorporated by reference herein, as well as the other information included in this prospectus and the other documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future Annual Reports before deciding to invest in our securities. In addition, prospective holders of our securities should consider the significant U.S. tax consequences relating to the ownership of our securities.  Furthermore, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks below.

Our stock price has been volatile and no assurance can be made that it will not substantially depreciate.

Our stock price has been volatile recently. The closing price of our common shares within 2019 has ranged from a peak of $8.54 on March 11, 2019 to a low of $0.96 on December 23, 2019, representing a decrease of 89%. Our share price further declined in 2020 and hit a low of $0.13 on August 3, 2020. We can offer no comfort or assurance that our stock price will stop being volatile or not substantially depreciate.

The superior voting rights of our Series B preferred shares limits the ability of our common shareholders to control or influence corporate matters, and the interests of the holder of such shares could conflict with the interests of our other shareholders.

While our common shares have one vote per share, each of our 30,000 Series B preferred shares presently outstanding has 25,000 votes per share; however, the voting power of the Series B preferred shares is limited such that no holder of Series B preferred shares may exercise voting rights pursuant to any Series B preferred shares that would result in the total number of votes a holder is entitled to vote on any matter submitted to a vote of shareholders of the Company to exceed 49.99% of the total number of votes eligible to be cast on such matter. The Series B preferred shares, however, have no dividend rights or distribution rights, other than the right upon dissolution to receive a priority payment equal to the par value per of $0.001 per share.

As of the date of this prospectus and until and unless we issue a significant number of securities, Goldenmare Limited, a company affiliated with our Chief Executive Officer, can therefore control 49.99% of the voting power of our outstanding capital stock and will have substantial control and influence over our management and affairs and over matters requiring shareholder approval, including the election of directors and significant corporate transactions, even though Goldenmare Limited owns significantly less than 50% of the Company economically.

The superior voting rights of our Series B preferred shares limit our common shareholders’ ability to influence corporate matters. The interests of the holder of the Series B preferred shares may conflict with the interests of our common shareholders, and as a result, we may take actions that our common shareholders do not view as beneficial. Any such conflicts of interest could adversely affect our business, financial condition and results of operations, and the trading price of our common shares.

Our existing shareholders’ ownership interests will be diluted each time we issue securities or our outstanding warrants are exercised and such issuances may depress the market price of our common shares.

As of August 11, 2020, collectively, holders of our outstanding warrants had the right to purchase an aggregate of 168,053,333 common shares. The number of common shares issuable upon exercise and price of exercise are subject to adjustment. The exercise of such outstanding warrants may dilute the value of our shares. In addition, we may issue common shares to repay all or a portion of any amounts outstanding under our loan with Firment Shipping Inc., noting that, currently, no amounts are outstanding under the facility.

We may issue additional common shares or other equity securities of equal or senior rank in the future without shareholder approval in connection with, among other things, future vessel acquisitions, the repayment of outstanding indebtedness, and the conversion of convertible financial instruments. Furthermore, in the future, we may issue additional common shares or other equity or debt securities convertible into common shares in connection with a financing, acquisition, litigation settlement, employee arrangements, or otherwise. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

We may issue additional common shares or other equity securities without shareholder approval, which would dilute our existing shareholders’ ownership interests and may depress the market price of our common shares.

We may issue additional common shares or other equity securities of equal or senior rank in the future without shareholder approval in connection with, among other things, future vessel acquisitions, the repayment of outstanding indebtedness, and the conversion of convertible financial instruments.

4

Our issuance of additional common shares or other equity securities of equal or senior rank in these situations would have the following effects:

•       our existing shareholders’ proportionate ownership interest in us would decrease;

•       the proportionate amount of cash available for dividends payable on our common shares could decrease;

•       the relative voting strength of each previously outstanding common share could be diminished; and

•       the market price of our common shares could decline.

In addition, we may be obligated to issue, upon exercise or conversion of outstanding agreements, warrants and credit facilities pursuant to the terms thereof:

•       45,850,000 common shares issuable upon the exercise of outstanding warrants issued in June 2020 at an exercise price of $0.18 per share and which expire in December 2025;

•       83,333,333 common shares issuable upon the exercise of outstanding warrants issued in July 2020 at an exercise price of $0.18 per share and which expire in January 2026;

•       38,870,000 common shares issuable upon the exercise of outstanding Class A Warrants at an exercise price of $0.35 per share and which expire in June 2025;

•       3,571 common shares and/or pre-funded warrants in lieu thereof (and 3,571 common shares issuable upon the exercise of 3,571 additional Class A Warrants) issuable on further exercise of the overallotment option granted to the representative of the underwriters in our public offering which closed on June 22, 2020; and

•       common shares issuable to repay any future amounts outstanding under the $15 million credit facility with Firment Shipping Inc., which could be issuable if we borrow additional funds under that credit facility.

We also issue, on a quarterly basis, common shares to certain of our directors.

Our issuance of additional common shares upon the exercise of such warrants and credit facilities would cause the proportionate ownership interest in us of our existing shareholders, other than the exercising warrant or credit facility holder, to decrease; the relative voting strength of each previously outstanding common share held by our existing shareholders to decrease; and, depending on our share price when and if these warrants or notes are exercised, may result in dilution to our existing shareholders.

The sale of a substantial amount of our common shares could adversely affect the prevailing market price of our common shares.

We are registering the sale of common shares with an aggregate offering price to the public of $300,000,000. Both the number of common shares issuable upon exercise of our outstanding warrants and the exercise price are subject to adjustment as more fully described in “Description of Capital Stock - Description of our Warrants”. Sales of substantial amounts of our common shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our common shares, and the market value of our other securities.

A substantial number of common shares are being offered by this prospectus. Furthermore, in the future, we may issue additional common shares pursuant to this prospectus or other equity or debt securities, including securities convertible into common shares, in connection with a financing, acquisition, litigation settlement, employee arrangements, or otherwise. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

Certain shareholders hold registration rights, which may have an adverse effect on the market price of our common shares.

Firment Shipping Inc. has the right to register common shares for resale pursuant to a registration rights agreement we entered into with its affiliate, Firment Trading Limited. The resale of those common shares in addition to the offer and sale of the other securities included in this registration statement and prospectus may have an adverse effect on the market price of our common shares.

5

If we are unable to deliver common shares free of restrictive legends and within a certain period of time where required by our warrants, we must make whole any purchaser who loses money by purchasing common shares on the market to complete a trade.

Each of our warrants requires that we issue the shares within one trading day of receipt of funds and the exercise notice. If we are unable to deliver shares when required and if a warrant or shareholder has traded the common shares that we have failed to deliver, provisions of the warrants require us to make whole any warrant holder or shareholder who loses money by purchasing shares on the common market to complete its trade. Depending on our share price during this time and the number of shares to which the payments relate, we could be required to pay a substantial sum.

At March 31, 2020, our current liabilities exceeded our current assets and we do not believe that we will be able to generate sufficient cash during the next 12-month period to be in compliance with the minimum liquidity requirements contained in our loan and credit arrangements or to cover scheduled debt repayments due during this period.

As of March 31, 2020, our working capital, measured as our current assets, minus our current liabilities, including the current portion of long-term debt, amounted to a working capital deficit of $41.5 million. As of March 31, 2020, the Company was not in compliance with all of the covenants included in the loan agreement with EnTrust Global’s Blue Ocean Fund (the “Entrust Loan Facility”). But on May 5, 2020, the Company obtained waivers and relaxations of the breached covenants for the period commencing on March 31, 2020 and ending September 30, 2020. Our total assets exceeded our total liabilities as of March 31, 2020.

Based on our cash flow projections for the twelve-month period ending following the issuance of those consolidated financial statements, cash on hand and cash generated from operating activities will not be sufficient for us to be in compliance with the minimum liquidity requirement contained in certain of our loan and credit facilities or to cover scheduled debt payments due in this period. All of our vessels are pledged as collateral to the banks, and therefore if we were to sell one or more vessels, the net proceeds of such sale would be used first to repay the outstanding debt to which the vessel is collateralized, and the remainder, if any, would be for our use, subject to the terms of our remaining loan and credit arrangements. We acknowledge that uncertainty remains over our ability to meet our liabilities as they fall due. If for any reason we are unable to continue as a going concern, our investors may lose all or a portion of their investment, and we may be unable to pay all of our outstanding debts and other obligations.

One of our loan agreements include covenants regarding the continued service of our officers and directors.

One of our loan agreements include a covenant regarding the continued service of our chief executive officer, which covenants would be breached if our chief executive officer resigned, died, were not reelected, or otherwise could not continue to serve the Company in such capacity. If one of those events occurred, the lender under that loan agreement could declare an event of default. Each of our outstanding loan arrangements also contains a cross-default provision that may be triggered by a default under any of our other loans. A cross-default provision means that a default on one loan could result in a default on all of our other loans. Because of the presence of cross-default provisions in our secured loan agreement, the refusal of any one lender to grant or extend a relaxation or waiver could result in most of our indebtedness being accelerated even if our other lenders have relaxed or waived covenant defaults under their respective loan arrangements. If our indebtedness is accelerated, it could be very difficult in the current financing environment for us to refinance our debt or obtain additional financing and we could lose our vessels if our lenders foreclose their liens, and our ability to conduct our business would be severely impaired.

Our stock price has fluctuated below the minimum required to continue the listing of our common shares on Nasdaq.

We are required to meet certain qualitative and financial tests (including a minimum bid price for our common shares of $1.00 per share, at least 500,000 publicly held shares, at least 300 public holders, and a market value of publicly held securities of $1 million), as well as other corporate governance standards, to maintain the listing of our common shares on the Nasdaq Capital Market. In calendar year 2020 to August 11, 2020, our stock price has fluctuated from a high of $1.09 on January 3, 2020 to a low of $0.13 on August 3, 2020, which low price falls beneath the $1.00 per share requirement imposed by the Nasdaq Capital Market to continue listing our shares.

On March 6, 2020, we announced that we had received written notification from The Nasdaq Stock Market dated March 2, 2020, indicating that because the closing bid price of our common stock for the last 30 consecutive business days was below $1.00 per share, we no longer meet the minimum bid price continued listing requirement for the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5450(a)(1). Pursuant to Nasdaq Listing Rules, the applicable grace period to regain compliance is 180 days, or until August 31, 2020, but citing extraordinary market conditions, Nasdaq filed an immediately effective rule change with the Securities and Exchange Commission which, with effect from April 16, 2020, tolled the listing process until July 1, 2020. Consequently, the Company’s compliance period has effectively been extended until November 12, 2020.

There can be no assurance that we will be able to maintain compliance with the minimum bid price, shareholders’ equity, number of publicly held shares or other listing standards in the future. We may receive notices from Nasdaq that we have failed to meet its requirements, and proceedings to delist our stock could be commenced. If we are unable to maintain or regain compliance in a timely manner and our common shares are delisted, it could be more difficult to buy or sell our common shares and obtain accurate quotations, and the price of our shares could suffer a material decline. Delisting of our shares would breach a number of our credit facilities and loan arrangements, some of which contain cross default provisions. Delisting may also impair our ability to raise capital. We refer you to our annual report on Form 20-F for more information about our listing requirements.

6

The public market may not continue to be active and liquid enough for you to resell our common shares in the future.

The price of our common shares may be volatile and may fluctuate due to factors such as:

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	mergers and strategic alliances in the dry bulk shipping industry;

•	market conditions in the dry bulk shipping industry;

•	changes in government regulation;

•	shortfalls in our operating results from levels forecast by securities analysts;

•	announcements concerning us or our competitors; and

•	the general state of the securities market.

Furthermore, Mr. Georgios Feidakis, the chairman of our board of directors, beneficially owns a significant number (but not a majority) of our outstanding common shares. Please read Item 7.A. “Major Shareholders” in our Annual Report on Form 20-F. Where a substantial percentage of the shares of publicly traded companies are held by a small number of shareholders, the shares may have a lower trading volume than similarly-sized publicly traded companies. Until such time as we issue a significant number of securities to persons other than Mr. Georgios Feidakis or entities not beneficially owned by Mr. Georgios Feidakis, or Mr. Georgios Feidakis sells all or a portion of his common shares, we may have a lower trading volume than similarly-sized companies, which means shareholders who buy or sell relatively small amounts of our common shares could have a disproportionately large impact on our stock price, either positively or negatively, and could thus make our stock price more volatile than it otherwise would be. The dry bulk shipping industry has been highly unpredictable and volatile. The market for common shares in this industry may be equally volatile.

Our ability to declare and pay dividends to holders of our common shares will depend on a number of factors and will always be subject to the discretion of our board of directors.

If we are not in compliance with our loan covenants and received a notice of default and were unable to cure it under the terms of our loan covenants, we may be forbidden from issuing dividends. There can be no assurance that dividends will be paid to holders of our shares in any anticipated amounts and frequency at all. We may incur other expenses or liabilities that would reduce or eliminate the cash available for distribution as dividends, including as a result of the risks described in this section of this annual report on Form 20-F. The EnTrust Loan Facility prohibits our declaration and payment of dividends under some circumstances. Under the EnTrust Loan Facility we will be prohibited from paying dividends if an event of default has occurred or any event has occurred or circumstance arisen which with the giving of notice or the lapse of time or the satisfaction of any other condition would constitute an event of default under the EnTrust Loan Facility or where the payment of dividends would result in any such event or circumstance. We may also enter into new financing or other agreements that may restrict our ability to pay dividends even without an event of default. In addition, we may pay dividends to the holders of our preferred shares prior to the holders of our common shares, depending on the terms of the preferred shares.

The declaration and payment of dividends to holders of our shares will be subject at all times to the discretion of our board of directors, and will be paid equally on a per-share basis between our common shares and our Class B shares, to the extent any are issued and outstanding. We can provide no assurance that dividends will be paid in the future.

There may be a high degree of variability from period to period in the amount of cash, if any, that is available for the payment of dividends based upon, among other things:

•	the rates we obtain from our charters as well as the rates obtained upon the expiration of our existing charters;

•	the level of our operating costs;

•	the number of unscheduled off-hire days and the timing of, and number of days required for, scheduled drydocking of our vessels;

•	vessel acquisitions and related financings;

•	restrictions in the EnTrust Loan Facility and in any future debt arrangements;

•	our ability to obtain debt and equity financing on acceptable terms as contemplated by our growth strategy;

•	prevailing global and regional economic and political conditions;

•	the effect of governmental regulations and maritime self-regulatory organization standards on the conduct of our business;

•	our overall financial condition;

•	our cash requirements and availability;

•	the amount of cash reserves established by our board of directors; and

•	restrictions under Marshall Islands law.

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Marshall Islands law generally prohibits the payment of dividends other than from surplus or certain net profits, or while a company is insolvent or would be rendered insolvent by the payment of such a dividend. We may not have sufficient funds, surplus, or net profits to make distributions.

We may incur expenses or liabilities or be subject to other circumstances in the future that reduce or eliminate the amount of cash that we have available for distribution as dividends, if any. Our growth strategy contemplates that we will finance the acquisition of our new-buildings or selective acquisitions of vessels through a combination of our operating cash flow and debt financing through our subsidiaries or equity financing. If financing is not available to us on acceptable terms, our board of directors may decide to finance or refinance acquisitions with a greater percentage of cash from operations to the extent available, which would reduce or even eliminate the amount of cash available for the payment of dividends. We may also enter into other agreements that will restrict our ability to pay dividends.

The amount of cash we generate from our operations may differ materially from our net income or loss for the period, which will be affected by non-cash items. We may incur other expenses or liabilities that could reduce or eliminate the cash available for distribution as dividends. As a result of these and the other factors mentioned above, we may pay dividends during periods when we record losses and may not pay dividends during periods when we record net income, if we pay dividends at all.

Provisions of our articles of incorporation and bylaws may have anti-takeover effects.

Several provisions of our articles of incorporation and bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire our company. However, these anti-takeover provisions could also discourage, delay or prevent the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and the removal of incumbent officers and directors.

Multi Class Stock. Our multi-class stock structure, which consists of common shares, Class B shares, and preferred shares, can provide holders of our Class B shares or preferred shares a significant degree of control over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, because our different classes of shares can have different numbers of votes. For instance, our articles of incorporation grant 20 votes to each Class B share, as compared to one vote per common share; although no Class B shares are currently issued and outstanding, any person who held Class B shares representing more than 4.762% of the Company’s total issued and outstanding shares could control a majority of the Company’s votes and would be able to exert substantial control over our management and all matters requiring shareholder approval, including electing directors and significant corporate transactions, such as a merger. Such holder’s interest could differ from yours, and the issuance of such shares could decrease the price of our common shares.

Blank Check Preferred Shares. Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 100 million shares of “blank check” preferred shares. Our board could authorize the issuance of preferred shares with voting or conversion rights that could dilute the voting power or rights of the holders of common shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us or the removal of our management and may harm the market price of our common shares.

Classified Board of Directors. Our articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms beginning upon the expiration of the initial term for each class. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for up to two years.

Election of Directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Our bylaws require parties, other than the chairman of the board of directors, board of directors and shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, to provide advance written notice of nominations for the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws provide that shareholders, other than shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days or more than 180 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede a shareholder’s ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

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Pandemics such as the novel coronavirus (COVID-19) make it very difficult for us to operate in the short-term and have unpredictable long-term consequences, all of which could decrease the supply of and demand for the raw materials we transport, the rates that we are paid to carry our cargo, and our financial outlook.

On March 11, 2020, the World Health Organization declared the spread of a novel coronavirus (COVID-19) to be a global pandemic. In the name of public health, governments around the world have shuttered workplaces, restricted travel, and put in place other measures which have resulted in a dramatic decrease of economic activity, including a reduction of goods imported and exported worldwide. While some economies have begun re-opening in limited capacities, it is impossible to predict the course the virus will take, how governments would respond to a second or third wave of the virus, whether an effective vaccine can be produced economically at scale, and how the behavior of our clients will change, if at all, due to the coronavirus pandemic’s economic shock. Some experts fear that the economic consequences of COVID-19 could cause a recession that outlives the pandemic.

We have thus far been affected by COVID-19 as follows:

•	The pandemic has had a negative impact on our voyage revenues for the three-month period ended March 31, 2020, which reached $2.3 million, compared to $3.5 million to the same period in 2019. We attribute this 35% decrease to the low freight rates achieved in the first quarter of 2020, which we attribute mainly to the outbreak of the novel coronavirus.

•	Based upon increased volatility in the charter market and its effect on the recoverability of the carrying amount for our vessels, we concluded that the pandemic may have trigged the impairment of our vessels. We performed an impairment assessment of our vessels by comparing the discounted projected net operating cash flows for each vessel to its carrying value. As of March 31, 2020, the Company concluded that the recoverable amounts of the vessels were lower than their carrying amounts and recorded an impairment loss of $4.6 million.

•	Our vessels have been subject to quarantine checks upon arriving at certain ports. This has functionally limited the amount of cargo that the Company (and its competitors) are able to move because countries worldwide have imposed quarantine checks on arriving vessels, which have caused delays in loading and delivery of cargoes.

•	Due to quarantine restrictions placed on persons and additional procedures using commercial aviation and other forms of public transportation, our crew has had difficulty embarking and disembarking on our ships. This has not thus far functionally affected our ability to crew out vessels.

We expect that pandemics generally, including the current novel coronavirus pandemic, could affect our business in the following ways, among others:

(1)	Pandemics generally reduce the demand for goods worldwide without a commensurate corresponding change in the number of vessels worldwide, thereby increasing competition for cargo and decreasing the market price for transporting dry bulk products.

(2)	Countries could impose quarantine checks and hygiene measures on arriving vessels, which functionally reduce the amount of cargo that we and our competitors are able to move by causing delays in loading and delivery of cargo.

(3)	The process of buying, selling, and maintaining vessels is made more onerous and time-intensive. For instance, delays may be caused at shipyards for newbuildings, drydocks and other works, in vessel inspections and related certifications by class societies, customers or government agencies, as well as delays and shortages or a lack of access to required spare parts and lack of berths or shortages in labor, which may in turn delay any repairs to, scheduled or unscheduled maintenance or modifications, or drydocking of, our vessels.

(4)	We have a decrease in productivity, generally, as people—including our office employees and crews, as well as our counterparties—get sick and take time off from work. We are particularly vulnerable to our crew members getting sick, as if even one of our crew members gets sick, local authorities could require us to detain and quarantine the ship and its crew for an unspecified amount of time, disinfect and fumigate the vessels, or take similar precautions, which would add costs, decrease our utilization, and substantially disrupt our cargo operations. If a vessel’s entire crew fell seriously ill, we may have substantial difficulty operating its vessel and may necessitate extraordinary external aid.

(5)	International transportation of personnel could be limited or otherwise disrupted. In particular, our crews generally work on a rotation basis, relying largely on international air transport for crew changes plan fulfillment. Any such disruptions could impact the cost of rotating our crew, and possibly impact our ability to maintain a full crew synthesis onboard all our vessels at any given time. It may also be difficult for our in-house technical teams to travel to ship yards to observe vessel maintenance, and we may need to hire local experts, which local experts may vary in skill and are difficult to supervise remotely, to conduct work we ordinarily address in-house.

(6)	Governments impose new regulations, directives or practices, which we may be obligated to implement at our own expense.

(7)	Any or all of the foregoing could lead our charterers to try to invoke force majeure clauses.

(8)	Credit tightening or declines in global financial markets, including to the prices of our publicly traded securities and the securities of our peers, could make it more difficult for us to access capital, including to finance our existing debt obligations.

Any of these public health threats and related consequences could adversely affect our financial results.

It is too early to assess the full long-term impact of the ongoing novel coronavirus pandemic on global markets, and particularly on the shipping industry. It may take some time to materialize and may not be fully reflected in the results for the year ending December 31, 2020.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate”, “approximately”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “pending”, “perceive”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “would”, “view” and similar expressions or the negatives of those words or phrases, or statements that events, conditions or results “can,” “will,” “may,” “must,” “would,” “could” or “should” occur or be achieved and similar expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus and the documents incorporated by reference into this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.

Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully in the section herein entitled “Risk Factors”. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things:

•	changes in shipping industry trends, including charter rates, vessel values and factors affecting vessel supply and demand;

•	changes in seaborne and other transportation patterns;

•	changes in the supply of or demand for dry bulk commodities, including dry bulk commodities carried by sea, generally or in particular regions;

•	changes in the number of newbuildings under construction in the dry bulk shipping industry;

•	changes in the useful lives and the value of our vessels and the related impact on our compliance with loan covenants;

•	the aging of our fleet and increases in operating costs;

•	changes in our ability to complete future, pending or recent acquisitions or dispositions;

•	changes to our financial condition and liquidity, including our ability to pay amounts that we owe and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities;

•	risks related to our business strategy, areas of possible expansion or expected capital spending or operating expenses;

•	changes in our ability to leverage our relationships and reputation in the dry bulk shipping industry;

•	changes in the availability of crew, number of off-hire days, classification survey requirements and insurance costs for the vessels in our fleet;

•	changes in our relationships with our contract counterparties, including the failure of any of our contract counterparties to comply with their agreements with us;

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•	loss of our customers, charters or vessels;

•	damage to our vessels;

•	potential liability from future litigation and incidents involving our vessels;

•	our future operating or financial results;

•	acts of terrorism, other hostilities, pandemics or other calamities;

•	the effects of outbreaks of pandemic or contagious diseases, including the length and severity of the recent worldwide outbreak of Coronavirus, now named as COVID-19, including its impact on our business;

•	changes in global and regional economic and political conditions;

•	changes in governmental rules and regulations or actions taken by regulatory authorities, particularly with respect to the dry bulk shipping industry;

•	our ability to continue as a going concern; and

•	other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the SEC, including our most recent annual report on Form 20-F, which is incorporated by reference into this prospectus.

Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

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USE OF PROCEEDS

We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

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CAPITALIZATION

Each prospectus supplement will include information on our consolidated capitalization.

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DILUTION

Information about the amount by which the offering price of our common shares issued pursuant to this prospectus exceeds the net tangible book value per share of our common shares following such issuance will be included in a prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Capital Market, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands corporation, and our principal executive office is located outside of the United States in Greece. Certain of our directors and all of our officers reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors and all of our officers are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

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DESCRIPTION OF CAPITAL STOCK

For the complete terms of our capital stock, please refer to our articles of incorporation and our amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The Business Corporations Act of the Republic of the Marshall Islands, or the BCA, may also affect the terms of our capital stock.

For purposes of the following description of capital stock, references to “us”, “we” and “our” refer only to Globus Maritime Limited and not any of its subsidiaries.

Purpose

Our objects and purposes, as provided in Section 1.3 of our articles of incorporation, are to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA.

Authorized Capitalization

The authorized number of shares of us consist of (1) 500,000,000 common shares, par value $0.004 per share, (2) 100,000,000 Class B common shares, par value $0.001 per share, which we refer to as the Class B shares, and (3) 100,000,000 preferred shares, par value $0.001 per share, which we refer to as the preferred shares. No Class B shares have been issued. Our articles of incorporation require us at all times to reserve and keep available, out of our authorized but unissued common shares, such number of common shares as would become issuable upon the conversion of all Class B shares then authorized.

Two classes of preferred shares have been designated, and 30,000 Series B preferred shares are outstanding on the date of this prospectus. There is no limitation on the right to own securities or the rights of non-resident shareholders to hold or exercise voting rights on our securities under Marshall Islands law or our articles of incorporation or bylaws. All of our shares are in registered form. Our articles of incorporation do not permit the issuance of bearer shares. We had 175,593,007 common shares outstanding as of August 11, 2020, 30,000 Series B preferred shares, and no other shares. We do not hold any of our shares in treasury.

We have financed our operations through funds raised in public and private placements of common shares and through debt. We also issued shares to our directors, officers and employees.

Share History

On February 8, 2017, we entered into a Share and Warrant Purchase Agreement pursuant to which we sold for $5 million an aggregate of 5 million of our common shares and warrants to purchase 25 million of our common shares at a price of $1.60 per share (subject to adjustment) to a number of investors in a private placement, one of whom was the daughter of our Chairman and the sister of our Chief Executive Officer. (These figures do not reflect the 10-1 reverse stock split which occurred in October 2018.) These securities were issued in transactions exempt from registration under the Securities Act. The following day, we entered into a registration rights agreement with the purchasers providing them with certain rights relating to registration under the Securities Act of the Shares and the common shares underlying the warrants.

In connection with the closing of the February 2017 private placement, we also entered into two loan amendment agreements with existing lenders.

One loan amendment agreement was entered into by the Company with Firment Trading Limited (“Firment”), a related party to the Company and the lender under the Revolving Credit Facility dated December 16, 2014 (as amended, the “Firment Credit Facility”), which then had an outstanding principal amount of $18,523,787. Firment released an amount equal to $16,885,000 (but left an amount equal to $1,638,787 outstanding, which continued to accrue under the Firment Credit Facility as though it were principal) of the Firment Credit Facility and the Company issued to Firment Shipping Inc., an affiliate of Firment, 16,885,000 common shares and a warrant to purchase 6,230,580 common shares at a price of $1.60 per share (subject to adjustment), exercisable for 24 months from the date of issuance. Subsequent to the closing of the February 2017 private placement, Globus repaid the outstanding amount on the Firment Credit Facility in its entirety. (These figures do not reflect the 10-1 reverse stock split which occurred in October 2018.) The Firment Credit Facility subsequently expired, and no amounts are owed pursuant to the Firment Credit Facility.

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The other loan amendment agreement was entered into by the Company with Silaner Investments Limited, a related party to the Company and the lender of the Silaner Credit Facility. Silaner released an amount equal to the outstanding principal of $3,115,000 (but left an amount equal to $74,048 outstanding, which continued to accrue under the Silaner Credit Facility as though it were principal) of the Silaner Credit Facility and the Company issued to Firment Shipping Inc., an affiliate of Silaner, 3,115,000 common shares and a warrant to purchase 1,149,437 common shares at a price of $1.60 per share (subject to adjustment), exercisable for 24 months from the date of issuance. Subsequent to the closing of the February 2017 private placement, Globus repaid the outstanding amount on the Silaner Credit Facility in its entirety. (These figures do not reflect the 10-1 reverse stock split which occurred in October 2018.) The Silaner Credit Facility subsequently expired, and no amounts are owed pursuant to the Silaner Credit Facility.

On October 19, 2017, we entered into a Share and Warrant Purchase Agreement pursuant to which we sold for $2.5 million an aggregate of 2.5 million of our common shares and a warrant to purchase 12.5 million of our common shares at a price of $1.60 per (subject to adjustment) share to an investor in a private placement. These securities were issued in transactions exempt from registration under the Securities Act of 1933, as amended. On that day, we also entered into a registration rights agreement with the purchaser providing it with certain rights relating to registration under the Securities Act of the 2.5 million common shares issued in connection with the October 2017 Private Placement and the common shares underlying the October 2017 warrant. (These figures do not reflect the 10-1 reverse stock split which occurred in October 2018.) The October 2017 warrant was exercisable for 24 months after its issuance.

On October 15, 2018, we effected a ten-for-one reverse stock split which reduced the number of outstanding common shares from 32,065,077 to 3,206,495 shares (adjustments were made based on fractional shares).

In November 2018, we entered into a credit facility for up to $15 million with Firment Shipping Inc., our largest shareholder and a related party to us through our chairman, Mr. Georgios Feidakis, for the purpose of financing our general working capital needs. This credit facility was amended and restated in May 2020. The Firment Shipping Credit Facility is unsecured and remains available until its final maturity on October 31, 2021. We have the right to drawdown any amount up to $15 million or prepay any amount in multiples of $100,000. Any prepaid amount cannot be re-borrowed. Interest on drawn and outstanding amounts is charged at 3.5% per annum until December 31, 2020 and thereafter at 7% per annum and no commitment fee was charged on the amounts remaining available and undrawn. Interest is payable the last day of a period of three months after the drawdown date, after this period in case of failure to pay any sum due a default interest of 2% per annum above the regular interest is charged. We have also the right, in our sole option, to convert in whole or in part the outstanding unpaid principal amount and accrued but unpaid interest under this Agreement into common shares. The conversion price shall equal the higher of (i) the average of the daily dollar volume-weighted average sale price for the common shares on the principal market on any trading day during the period beginning at 9:30 a.m. New York City time and ending at 4.00 p.m. over the Pricing Period multiplied by 80%, where the “Pricing Period” equals the ten consecutive trading days immediately preceding the date on which the conversion notice was executed or (ii) $2.80 (subject to proportional adjustment for share splits, share combinations, share dividends and similar events).

On May 8, 2020, the credit facility with Firment Shipping Inc. was amended and restated to provide for, among other things, an extension of the maturity date by when the loan must be repaid to October 31, 2021, the conversion of the credit facility from a revolving credit facility to a term credit facility, a reduction of the interest rate on the loan to 3.5% per annum until December 31, 2020, and that, unless approved by Firment Shipping, Firment Shipping maintains at least a 40% shareholding in us, other than due to actions taken by Firment Shipping, such as sales of shares. Waivers relating to the 40% shareholding requirement were obtained for the June and July 2020 share and warrant issuances.

On March 13, 2019, the Company entered into a securities purchase agreement and issued a Convertible Note in a transaction exempt from registration under the Securities Act with an unrelated investor. The Convertible Note, which was repaid in June 2020, was originally issued for gross proceeds of $5 million and is convertible into our common shares, par value $0.004 per share. A total of 2,035,410 common shares were issued pursuant to the Convertible Note. If not converted or redeemed beforehand pursuant to the terms of the Convertible Note, the Convertible Note was scheduled to mature on March 13, 2020, the first anniversary of its issue, but its holder waived the Convertible Note’s maturity until March 13, 2021.

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On May 8, 2020, the holder of our Convertible Note waived (the “May 8, 2020 Waiver”) its right to participate in (a) public offerings which would have closed before August 31, 2020, and (b) issuances of shares and other securities (including common shares, Class B common shares, and new or existing series of preferred shares) to directors, officers, their respective affiliates, and to affiliates of the Company. The holder of our Convertible Note also consented to the amendment and restatement of the Firment Shipping Credit Facility and waived (a) without the Company having admitted fault, certain potential prior technical breaches of the Convertible Note; (b) the holder’s right to require the redemption of the Convertible Note upon a change of control (as such term is used within the Convertible Note), but only if such change of control results from certain underwritten offering or issuances of our securities to directors, officers, their respective affiliates, and to affiliates of the Company; (c) temporarily reduced, until August 31, 2020, the amount the noteholder would have received upon a redemption of the Convertible Note at the Company’s option, such that the Convertible Note could be redeemed at the Company’s option by paying the greater of (i) the aggregate amounts then outstanding pursuant to the Convertible Note (rather than 120% of such amounts) and (ii) the product of (x) the number of shares issuable upon a conversion of the Convertible Note (with respect to the amount being redeemed at the time) multiplied by (y) the greatest closing sale price of the Company’s common shares on any trading day between the date immediately preceding the first such redemption at the Company’s option and the trading day immediately prior to the final Company payment under the Convertible Note. All of the foregoing would be subject to the Company’s redemption of all or part of the Convertible Note in cash with an amount equal to the lesser of (a) the aggregate amounts then outstanding pursuant to the Convertible Note and (b) 25% of the net proceeds of any public offering of its securities that would have closed before August 31, 2020. The Convertible Note was repaid in June 2020.

On June 12, 2020, we entered into a stock purchase agreement and issued 5,000 of our newly-designated Series B Preferred Shares, par value $0.001 per share, to Goldenmare Limited, a company controlled by our Chief Executive Officer, Athanasios Feidakis, in return for $150,000, which amount was paid by reducing, on a dollar for dollar basis, the amount payable as executive compensation by the Company to Goldenmare Limited pursuant to a consultancy agreement. The amount that remains owing to Goldemare Limited as of June 30, 2020 is approximately $465,000. The issuance of the Series B preferred shares to Goldenmare Limited was approved by an independent committee of the Board of Directors of the Company, which received a fairness opinion from an independent financial advisor that the transaction was for a fair value.

In July 2020, we issued an additional 25,000 of our Series B preferred shares to Goldenmare Limited in return for $150,000. The $150,000 was paid by reducing, on a dollar for dollar basis, the amount payable as compensation by the Company to Goldenmare Limited pursuant to a consultancy agreement. In addition, we increased the maximum voting rights under the Series B preferred shares from 49.0% to 49.99%. The issuance of the Series B preferred shares to Goldenmare Limited was approved by an independent committee of the Board of Directors of the Company, which received a fairness opinion from an independent financial advisor that the transaction was for a fair value.

On June 22, 2020, the Company completed its public offering of 34,285,714 units of the Company, each unit consisting of one common share and one Class A Warrant to purchase one common share (a “Class A Warrant”), for $0.35 per unit. At the time of the closing, the underwriters exercised and closed on part of their over-allotment option, and purchased an additional 5,139,286 Common Shares and 5,139,286 Class A Warrants.

On June 30, 2020, the Company issued 45,850,000 of its common shares in a registered direct offering and 45,850,000 of its PP Warrants in a concurrent private placement for a purchase price of $0.27 per common share and PP Warrant.

On July 21, 2020, the Company issued 83,333,333 of its common shares in a registered direct offering and 83,333,333 of its PP Warrants to purchase common shares in a concurrent private placement for a purchase price of $0.18 per common share and PP Warrant. From June 22, 2020 to August 11, 2020, the Company issued 555,000 common shares pursuant to exercises of outstanding Class A Warrants. As of July 29, 2020, no PP Warrants had been exercised.

In 2019, 2018 and 2017, non-executive directors (excluding our non-executive Chairman, Mr. Georgios Feidakis) received an aggregate of 17,998 common shares, 8,797 common shares and 2,094 common shares, respectively. During the current fiscal year, to date, we issued an aggregate of 34,748 common shares to our two independent directors.

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Common Shares, Class B Shares, and Series B Preferred Shares

Generally, Marshall Islands law provides that the holders of a class of stock of a Marshall Islands corporation are entitled to a separate class vote on any proposed amendment to the relevant articles of incorporation that would change the aggregate number of authorized shares or the par value of that class of shares or alter or change the powers, preferences or special rights of that class so as to affect the class adversely. Except as described below, holders of our common shares, Series B preferred shares, and Class B shares will have equivalent economic rights, but holders of our common shares are entitled to one vote per share while holders of our Class B shares are entitled to 20 votes per share and the holder of our Series B preferred shares is entitled to 25,000 votes per share (subject to the limitation described in “Preferred Shares” below). Each holder of Class B shares (not including the Company and the Company’s subsidiaries) may convert, at its option, any or all of the Class B shares held by such holder into an equal number of common shares.

Except as otherwise provided by the BCA, holders of our common shares, Class B shares, and Series B preferred shares will vote together as a single class on all matters submitted to a vote of shareholders, including the election of directors.

The rights, preferences and privileges of holders of our shares are subject to the rights of the holders of our Series B preferred shares and any preferred shares which we may issue in the future.

Holders of our common shares do not have conversion, redemption or pre-emptive rights to subscribe to any of our securities.

There is no limitation on the right to own securities or the rights of non-resident shareholders to hold or exercise voting rights on our securities under Marshall Islands law or our articles of incorporation or bylaws.

Preferred Shares

Our articles of incorporation authorize our board of directors to establish and issue up to 100 million preferred shares and to determine, with respect to any series of preferred shares, the rights and preferences of that series, including:

•	the designation of the series;

•	the number of preferred shares in the series;

•	the preferences and relative participating option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting rights, if any, of the holders of the series (subject to terms set forth below with regard to the policy of our board of directors regarding preferred shares).

In April 2012 we issued an aggregate of 3,347 Series A Preferred Shares to two persons who were then executive officers, but as of December 31, 2016 and as of the date hereof no Series A Preferred Shares were outstanding. The holders of our Series A Preferred Shares will be entitled to receive, if funds are legally available, dividends payable in cash in an amount per share to be determined by unanimous resolution of our Remuneration Committee, in its sole discretion. Our board of directors or Remuneration Committee will determine whether funds are legally available under the BCA for such dividend. Any accrued but unpaid dividends will not bear interest. Except as may be provided in the BCA, holders of our Series A Preferred Shares do not have any voting rights. Upon our liquidation, dissolution or winding up, the holders of our Series A Preferred Shares will be entitled to a preference in the amount of the declared and unpaid dividends, if any, as of the date of liquidation, dissolution or winding up. Our Series A Preferred Shares are not convertible into any of our other capital stock. The Series A Preferred Shares are redeemable at the written request of the Remuneration Committee, at par value plus all declared and unpaid dividends as of the date of redemption plus any additional consideration determined by a unanimous resolution of the Remuneration Committee. We redeemed and cancelled 780 Series A Preferred Shares in January 2013 and the remaining 2,567 were redeemed and cancelled in July 2016.

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On June 12, 2020, we entered into a stock purchase agreement and issued 5,000 of our newly-designated Series B Preferred Shares, par value $0.001 per share, to Goldenmare Limited, a company controlled by our Chief Executive Officer, Athanasios Feidakis, in return for $150,000, which amount was paid by reducing, on a dollar for dollar basis, the amount payable as executive compensation by the Company to Goldenmare Limited pursuant to a consultancy agreement. In July 2020, we issued an additional 25,000 of our Series B preferred shares to Goldenmare Limited in return for $150,000. The $150,000 was paid by reducing, on a dollar for dollar basis, the amount payable as compensation by the Company to Goldenmare Limited pursuant to a consultancy agreement. In addition, we increased the maximum voting rights under the Series B preferred shares from 49.0% to 49.99%.

The issuances of the Series B preferred shares to Goldenmare Limited were each approved by an independent committee of the Board of Directors of the Company, which in each case received a fairness opinion from an independent financial advisor that the transaction was for a fair value.

The Series B preferred shares have the following characteristics:

Voting. To the fullest extent permitted by law, each Series B preferred share entitles the holder hereof to 25,000 votes per share on all matters submitted to a vote of the shareholders of the Company, provided however, that no holder of Series B preferred shares may exercise voting rights pursuant to Series B preferred shares that would result in the aggregate voting power of any beneficial owner of such shares and its affiliates (whether pursuant to ownership of Series B preferred shares, common shares or otherwise) to exceed 49.99% of the total number of votes eligible to be cast on any matter submitted to a vote of shareholders of the Company. To the fullest extent permitted by law, the holders of Series B preferred shares shall have no special voting or consent rights and shall vote together as one class with the holders of the common shares on all matters put before the shareholders.

Conversion. The Series B preferred shares are not convertible into common shares or any other security.

Redemption. The Series B preferred shares are not redeemable.

Dividends. The Series B preferred shares have no dividend rights.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, the Series B preferred shares are entitled to receive a payment with priority over the common shareholders equal to the par value of $0.001 per share. The Series B preferred shareholder has no other rights to distributions upon any liquidation, dissolution or winding up of the Company.

Transferability. All issued and outstanding Series B preferred shares must be held of record by one holder, and the Series B preferred shares shall not be transferred without the prior approval of our Board of Directors.

Proportional Adjustment. In the event the Company (i) declares any dividend on its common shares, payable in common shares, (ii) subdivides the outstanding common shares or (iii) combines the outstanding common shares into a smaller number of shares, there shall be a proportional adjustment to the number of outstanding Series B preferred shares.

Liquidation

In the event of our dissolution, liquidation or winding up, whether voluntary or involuntary, after payment in full of the amounts, if any, required to be paid to our creditors, the payment of the par value of $0.001 per share to the holder of our Series B Preferred Shares, and the holders of preferred shares, our remaining assets and funds shall be distributed pro rata to the holders of our common shares and Class B shares, and the holders of common shares and the holders of Class B shares shall be entitled to receive the same amount per share in respect thereof. Other than their receipt of the par value of $0.001 per Series B preferred share, the holder of our Series B Preferred Shares do not participate in distributions upon liquidation.

Dividends

Declaration and payment of any dividend is subject to the discretion of our board of directors. The timing and amount of dividend payments to holders of our shares will depend on a series of factors and risks described under “Risk Factors” in this prospectus, and includes risks relating to earnings, financial condition, cash requirements and availability, restrictions in our current and future loan arrangements, the provisions of the Marshall Islands law affecting the payment of dividends and other factors. The BCA generally prohibits the payment of dividends other than from surplus or while we are insolvent or if we would be rendered insolvent upon paying the dividend.

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Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common shares and Class B shares will be entitled to share equally (pro rata based on the number of shares held) in any dividends that our board of directors may declare from time to time out of funds legally available for dividends. Series B preferred shares do not participate in dividends.

Conversion

Our common shares are not convertible into any other shares of our capital stock. Each of our Class B shares is convertible at any time at the election of the holder thereof into one of our common shares. We will not reissue or resell any Class B shares that shall have been converted into common shares.

Directors

Our directors are elected by the vote of the plurality of the votes cast by holders with voting power of our voting shares. Our articles of incorporation provide that our board of directors must consist of at least three members. Shareholders may change the number of directors only by the affirmative vote of holders of a majority of the total voting power of our outstanding capital stock (subject to the rights of any holders of preferred shares). The board of directors may change the number of directors by a majority vote of the entire board of directors.

No contract or transaction between us and one or more of our directors or officers will be void or voidable solely for the following reason, or solely because the director or officer is present at or participates in the meeting of our board of directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if (1) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the board of directors or committee, and the board of directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director, or, if the votes of the disinterested directors are insufficient to constitute an act of the board, by unanimous vote of the disinterested directors; or (2) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

Our board of directors has the authority to fix the compensation of directors for their services.

Classified Board of Directors

Our articles of incorporation provide for a board of directors serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year.

Removal of Directors; Vacancies

Our articles of incorporation provide that directors may be removed with or without cause upon the affirmative vote of holders of a majority of the total voting power of our outstanding capital stock. Our articles of incorporation also permit the removal of directors for cause upon the affirmative vote of 66-2/3% of the members of the board of directors then in office. Our bylaws require parties to provide advance written notice of nominations for the election of directors other than the board of directors and shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote.

No Cumulative Voting

Our articles of incorporation prohibit cumulative voting.

Shareholder Meetings

Under our bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by the chairman of our board of directors, by resolution of our board of directors or by holders of 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote at such meeting. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting.

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Dissenters’ Right of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including certain amendments to our articles of incorporation and certain mergers or consolidations or the sale or exchange of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares, subject to exceptions. For example, the right of a dissenting shareholder to receive payment of the fair value of his shares is not available if for the shares of any class or series of stock, which shares at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders to act upon the agreement of merger or consolidation or any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual course of its business, were either (1) listed on a securities exchange or admitted for trading on an interdealer quotation system or (2) held of record by more than 2,000 holders. In the event of any further amendment of our articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange to fix the value of the shares.

Shareholders’ Derivative Actions

Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares or a beneficial interest therein both at the time the derivative action is commenced and at the time of the transaction to which the action relates or that the shares devolved upon the shareholder by operation of law.

Amendment to our Articles of Incorporation

Except as otherwise provided by law, any provision in our articles of incorporation requiring a vote of shareholders may only be amended by such a vote. Further, certain sections may only be amended by affirmative vote of the holders of at least a majority of the voting power of the voting shares. In October 2016 we amended our articles of incorporation in order to enable us to immediately effect a four-for-one one reverse stock split, reducing the number of outstanding common shares from 10,510,741 to 2,627,674 shares (adjustments were made based on fractional shares). In October 2018 we amended our articles of incorporation in order to enable us to immediately effect a ten-for-one one reverse stock split, reducing the number of outstanding common shares from 32,065,077 to 3,206,495 shares (adjustments were made based on fractional shares).

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Bylaws

Several provisions of our articles of incorporation and bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire our company. However, these anti-takeover provisions could also discourage, delay or prevent the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and the removal of incumbent officers and directors, which could affect the desirability of our shares and, consequently, our share price.

Multi Class Stock. Our multi-class stock structure, which consists of common shares, Class B common shares, and preferred shares, can provide holders of our Class B common shares or preferred shares a significant degree of control over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets, because our different classes of shares can have different numbers of votes.

For instance, while our common shares have one vote on matters before the shareholders, each of our 30,000 outstanding Series B preferred shares has 25,000 votes on matters before the shareholders; provided however, that no holder of Series B preferred shares may exercise voting rights pursuant to any Series B preferred shares that would result in the total number of votes a holder is entitled to vote on any matter submitted to a vote of shareholders of the Company to exceed 49.99% of the total number of votes eligible to be cast on such matter. No Class B common shares are presently outstanding, but if and when we issue any, each Class B common share will have 20 votes on matters before the shareholders.

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At present, and until a substantial number of additional securities are issued, our holder of Series B preferred shares exerts substantial control of the Company’s votes and is able to exert substantial control over our management and all matters requiring shareholder approval, including electing directors and significant corporate transactions, such as a merger. Such holder’s interest could differ from yours.

Blank Check Preferred Shares. Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 100 million “blank check” preferred shares, almost all of which currently remain available for issuance. Our board could authorize the issuance of preferred shares with voting or conversion rights that could dilute the voting power or rights of the holders of common shares, in addition to preferred shares that are already outstanding. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us or the removal of our management and may harm the market price of our common shares.

Classified Board of Directors. Our articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms beginning upon the expiration of the initial term for each class. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for up to two years.

Election of Directors. Our articles of incorporation do not provide for cumulative voting in the election of directors. Our bylaws require parties, other than the chairman of the board of directors, board of directors and shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, to provide advance written notice of nominations for the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations.

Our bylaws provide that shareholders, other than shareholders holding 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote, seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.

Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days or more than 180 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede a shareholder’s ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

Calling of Special Meetings of Shareholders

Our bylaws provide that special meetings of our shareholders may be called only by the chairman of our board of directors, by resolution of our board of directors or by holders of 30% or more of the voting power of the aggregate number of our shares issued and outstanding and entitled to vote at such meeting.

Business Combinations

Although the BCA does not contain specific provisions regarding “business combinations” between corporations incorporated under or redomiciled pursuant to the laws of the Marshall Islands and “interested shareholders,” our articles of incorporation prohibit us from engaging in a business combination with an interested shareholder for a period of three years following the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:

•	prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85.0% of our voting shares outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (1) persons who are directors and officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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•	at or after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the voting power of the voting shares that are not owned by the interested shareholder.

Among other transactions, a “business combination” includes any merger or consolidation of us or any directly or indirectly majority-owned subsidiary of ours with (1) the interested shareholder or any of its affiliates or (2) with any corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested shareholder. Generally, an “interested shareholder” is any person or entity (other than us and any direct or indirect majority-owned subsidiary of ours) that:

•	owns 15.0% or more of our outstanding voting shares;

•	is an affiliate or associate of ours and was the owner of 15.0% or more of our outstanding voting shares at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder; or

•	is an affiliate or associate of any person listed in the first two bullets, except that any person who owns 15.0% or more of our outstanding voting shares, as a result of action taken solely by us will not be an interested shareholder unless such person acquires additional voting shares, except as a result of further action by us and not caused, directly or indirectly, by such person.

Additionally, the restrictions regarding business combinations do not apply to persons that became interested shareholders prior to the effectiveness of our articles of incorporation.

Limitations on Liability and Indemnification of Directors and Officers

The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of certain directors’ fiduciary duties. Our articles of incorporation include a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law (i.e., other than breach of duty of loyalty, acts not taken in good faith or which involve intentional misconduct or a knowing violation of law or transactions for which the director derived an improper personal benefit) and provides that we must indemnify our directors and officers for certain lawsuits. We are also expressly authorized to advance certain expenses to our directors and officers and expect to carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our articles of incorporation may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, may otherwise benefit us and our shareholders. In addition, an investor in our common shares may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Description of our Warrants

The following summary of certain terms and provisions of the Class A Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the form of Class A Warrant, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

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Exercisability. The Class A Warrants are exercisable at any time after their original issuance up to the date that is five years after their original issuance. Each of the Class A Warrants is exercisable, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the Class A Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the Class A Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Class A Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Class A Warrant. We may be required to pay certain amounts as liquidated damages as specified in the Class A Warrants in the event we do not deliver common shares upon exercise of the Class A Warrants within the time periods specified in the Class A Warrants. No fractional common shares will be issued in connection with the exercise of a Class A Warrant.

Exercise Limitation. A holder does not have the right to exercise any portion of a Class A Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Class A Warrants, 9.99%) of the number of shares of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Class A Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price per whole common share purchasable upon exercise of the Class A Warrants is $0.35 per share. The exercise price of the Class A Warrants and number of common shares issuable on exercise of the Class A Warrants are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares. The exercise price of the Class A Warrants may also be reduced to any amount and for any period of time at the sole discretion of our board of directors. The exercise price of the Class A Warrants is subject to adjustment in the event of dividends and certain distributions as specified in the Class A Warrant.

Transferability. Subject to applicable laws, the Class A Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Class A Warrants on any stock exchange. Without an active trading market, the liquidity of the Class A Warrants will be limited.

Warrant Agent. The Class A Warrants are issued in registered form under a warrant agreement among Computershare Inc., Computershare Trust Company, N.A., as warrant agent, and us. The Class A Warrants were initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Rights as a Shareholder. Except as otherwise provided in the Class A Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Class A Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Class A Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Class A Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the Class A Warrants will be entitled to receive upon exercise of the Class A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Class A Warrants immediately prior to such fundamental transaction. In addition, we or the successor entity, at the request of Class A Warrant holders, will be obligated to purchase any unexercised portion of the Class A Warrants in accordance with the terms of such Class A Warrants.

Governing Law. The Class A Warrants and the warrant agreement are governed by New York law.

The following summary of certain terms and provisions of the warrants issued on June 30, 2020 and July 21, 2020, which we refer to as the PP Warrants, is not complete and is subject to, and qualified in its entirety by the provisions of the form PP Warrants, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

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Exercisability. Each PP Warrant has a term of 5.5 years from the date of its issuance. The PP Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice with payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the resale of the Common Shares underlying the PP Warrants under the Securities Act of 1933 is not effective or available at any time after the six month anniversary of the date of issuance of the PP Warrants, the holder may, in its sole discretion, elect to exercise the PP Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the PP Warrant. If we do not issue the shares in a timely fashion, the PP Warrant contains certain damages provisions. No fractional common shares will be issued in connection with the exercise of a PP Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the PP Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage of beneficial ownership is determined in accordance with the terms of the PP Warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The exercise price per whole common share purchasable upon exercise of the PP Warrants is $0.18 per share. The exercise price of the PP Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our shareholders. The exercise price may also be reduced to any amount and for any period of time deemed appropriate at the sole discretion of our board of directors.

Exchange Listing. There is no established trading market for the PP Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the PP Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the PP Warrants with the same effect as if such successor entity had been named in the PP Warrant itself. If holders of our common shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the PP Warrant following such fundamental transaction. In addition, we or the successor entity, at the request of PP Warrant holders, will be obligated to purchase any unexercised portion of the PP Warrants in accordance with the terms of such PP Warrants.

Rights as a Shareholder. Except as otherwise provided in the PP Warrants or by virtue of such holder’s ownership of our common shares, the holder of Warrants will not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the PP Warrants.

Transferability. Subject to applicable laws, the PP Warrants may be offered for sale, sold, transferred or assigned without our consent.

Resale/Registration Rights. Pursuant to the relevant securities purchase agreement for each PP Warrant, we are required to file a registration statement providing for the resale of the common shares issued and issuable upon the exercise of the PP Warrants. Subject to certain exceptions, we are required to use commercially reasonable efforts to cause such registration to become effective and to keep such registration statement effective at all times until no investor owns any PP Warrants or common shares issuable upon exercise thereof.

Governing Law. The PP Warrants are governed by New York law.

Transfer Agent

The registrar and transfer agent for our common shares is Computershare Inc. Its address is Computershare Investor Services, 462 South 4th Street, Suite 1600, Louisville, KY, 40202, and its telephone number is +1 (781) 575 4223 or +1 (800) 368 5948.

Listing

Our common shares trade on the Nasdaq Capital Market under the symbol “GLBS”.

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CERTAIN MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our articles of incorporation, amended and restated bylaws and the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States, including Delaware. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few court cases interpreting the BCA in the Marshall Islands, and we cannot predict whether Marshall Islands courts would reach the same conclusions as Delaware or other courts in the United States. Accordingly, you may have more difficulty in protecting your interests under Marshall Islands law in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction that has developed a substantial body of case law. Furthermore, the Marshall Islands lacks a bankruptcy statute, and in the event of any bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving the Company, the bankruptcy laws of the United States or of another country having jurisdiction over the Company would apply. The following table provides a comparison between certain statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands	Delaware
Shareholder Meetings
Held at a time and place as designated in the bylaws.	May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.

Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the articles of incorporation or by the bylaws.	Special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

May be held in or outside of the Marshall Islands.	May be held in or outside of Delaware.

Notice:	Notice:

Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, unless it is an annual meeting, indicate that it is being issued by or at the direction of the person calling the meeting.	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

A copy of the notice of any meeting shall be given personally or sent by mail or electronically not less than 15 nor more than 60 days before the meeting.	Written notice shall be given not less than 10 nor more than 60 days before the meeting.

Shareholders’ Voting Rights

Unless otherwise provided in the articles of incorporation, any action required by the BCA to be taken at a meeting of shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof, or if the articles of incorporation so provide, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.	Any action required to be taken by a meeting of shareholders may be taken without a meeting if a consent for such action is in writing and is signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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Any person authorized to vote may authorize another person or persons to act for him by proxy.	Any person authorized to vote may authorize another person or persons to act for him by proxy.

Unless otherwise provided in the articles of incorporation or the bylaws, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting. (If the articles of incorporation provide for more or less than one vote for any share, on any matter, every reference in BCA to a majority or other proportion of stock or shares shall refer to such majority or other proportion of the votes of such stock or shares.)	For stock corporations, the certificate of incorporation or bylaws may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum. (If the certificate of incorporation provides for more or less than one vote for any share, on any matter, every reference in the Delaware General Corporation Law to a majority or other proportion of stock, voting stock or shares shall refer to such majority or other proportion of the votes of such stock, voting stock or shares.)

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.	When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

The articles of incorporation may provide for cumulative voting in the election of directors.	The certificate of incorporation may provide for cumulative voting in the election of directors.

Removal:	Removal:

The articles of incorporation or the specific provisions of a bylaw may provide for such removal by action of the board, except in the case of any director elected by cumulative voting, or by the holders of the shares of any class or series when so entitled by the provisions of the articles of incorporation.

Any or all of the directors may be removed for cause by vote of the shareholders.

Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote except: (1) unless the certificate of incorporation otherwise provides, in the case of a corporation whose board is classified, shareholders may effect such removal only for cause, or (2) if the corporation has cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

Directors

Number of board members can be changed by an amendment to the bylaws, by the shareholders, or by action of the board under the specific provisions of a bylaw.	Number of board members shall be fixed by, or in a manner provided by, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment to the certificate of incorporation.

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The board of directors must consist of at least one member.	The board of directors must consist of at least one member.

If the board of directors is authorized to change the number of directors, it can only do so by a majority of the entire board of directors and so long as no decrease in the number shortens the term of any incumbent director.

Dissenter’s Rights of Appraisal

Shareholders have a right to dissent from any plan of merger, consolidation or sale of all or substantially all assets not made in the usual course of business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder under the BCA to receive payment of the appraised fair value of his shares is not available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders to act upon the agreement of merger or consolidation or any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual course of its business, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders.	Appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed shares are the offered consideration or if such shares are held of record by more than 2,000 holders.

A holder of any adversely affected shares who does not vote on or consent in writing to an amendment to the articles of incorporation has the right to dissent and to receive payment for such shares if the amendment:

Alters or abolishes any preferential right of any outstanding shares having preference; or

Creates, alters or abolishes any provision or right in respect to the redemption of any outstanding shares.

Alters or abolishes any preemptive right of such holder to acquire shares or other securities; or

Excludes or limits the right of such holder to vote on any matter, except as such right may be limited by the voting rights given to new shares then being authorized of any existing or new class.

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Shareholders’ Derivative Actions

An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time the action is brought and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest therein devolved upon him by operation of law.	In any derivative suit instituted by a shareholder or a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board of directors or the reasons for not making such effort. Such action shall not be discontinued, compromised or settled without the approval of the High Court of the Republic of the Marshall Islands.

Reasonable expenses including attorney’s fees may be awarded if the action is successful.

A corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of $50,000 or less.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures”. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.

We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;

•	the applicability of and terms of any guarantees;

•	any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;

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•	any optional or mandatory sinking fund provisions;

•	any conversion or exchangeability provisions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;

•	whether the debt securities will be issued in the form of global securities or certificates in registered form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

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Senior Debt Securities

We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.

Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6) makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent.

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Additionally, certain changes under each indenture will not require the consent of any holders.  These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

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We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

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Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC’s nominee.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or

•	currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

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EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee		$36,003.86
FINRA filing fee	$		*
Nasdaq listing fee	$		*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Printing and engraving expenses	$		*
Transfer agent and registrar fees	$		*
Indenture trustee fees and expenses	$		*
Blue sky fees and expenses	$		*
Miscellaneous	$		*
Total	$		*

* To be provided by a prospectus supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this registration statement.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Watson Farley & Williams LLP, New York, New York with respect to matters of United States and Marshall Islands law.

Experts

The consolidated financial statements of Globus Maritime Limited appearing in Globus Maritime Limited’s Annual Report (Form 20-F) for the year ended December 31, 2019, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras street, 15125, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants (“SOEL”), Greece with registration number 107.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act of 1933, as amended, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and other reports with the SEC. You may read and copy any document that we file and obtain copies at prescribed rates from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. Further information about our company is available on our website at http://www.globusmaritime.gr. The information on our website, however, is not, and should not be, deemed to be a part of this prospectus.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus and any accompanying prospectus supplement, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and the accompanying prospectus supplement and will automatically update and supersede previously filed information, including information contained in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our annual report on Form 20-F for the year ended December 31, 2019, filed with the SEC on April 1, 2020,

•	a report on Form 6-K filed on May 8, 2020,

•	a report on Form 6-K filed on June 12, 2020 (but excluding Exhibit 99.1 thereof),

•	a report on Form 6-K filed on June 12, 2020,

•	a report on Form 6-K filed on June 23, 2020,

•	a report on Form 6-K filed on June 29, 2020,

•	a report on Form 6-K filed on July 16, 2020,

•	a report on Form 6-K filed on July 17, 2020.

•	a report on Form 6-K filed on July 27, 2020, and

•	a report on Form 6-K filed on July 31, 2020.

We are also incorporating by reference any documents that we file with the SEC after the date of the filing of the initial registration statement of which the prospectus forms a part and prior to the effectiveness of that registration statement, all subsequent annual reports on Form 20-F that we file with the SEC and reports on Form 6-K that we furnish to the SEC after the date of this prospectus that state they are incorporated by reference into this prospectus until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus or any sale of our common shares.

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Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus at no cost to the requester. You may request a free copy of the above-mentioned filings or any subsequent filing we incorporate by reference into this prospectus supplement by contacting us at the following address:

Globus Maritime Limited

c/o Globus Shipmanagement Corp.

128 Vouliagmenis Avenue

3rd Floor

166 74 Glyfada

Athens, Greece

+30 210 960 8300

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with IFRS. As a “foreign private issuer”, we are exempt from the rules under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer”, our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Rights

Units

PROSPECTUS

August 12, 2020